EXHIBIT 4.1

                              AMENDED AND RESTATED

                          DEBENTURE PURCHASE AGREEMENT

                                     between

                                   RCPI TRUST

                                       and

                      WHRC REAL ESTATE LIMITED PARTNERSHIP

                                   dated as of

                                  July 17, 1996
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                                TABLE OF CONTENTS

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SECTION 1
                           DEFINITIONS AND ACCOUNTING TERMS..................  1
        1.01.  Definitions...................................................  1
        1.02.  Computation of Time Periods................................... 19
        1.03.  Accounting Terms.............................................. 19

SECTION 2
                                    THE DEBENTURES........................... 19
        2.01.  Issuance of Debentures........................................ 19
        2.02.  Maturity...................................................... 20
                   (a)  Maturity Date........................................ 20
                   (b)  Principal Payment.................................... 20
        2.03.  Interest...................................................... 20
        2.04.  Denominations................................................. 20
        2.05.  Form of Legend for Securities................................. 21
        2.06.  Payments and Computations..................................... 21
        2.07.  Withholding; Payment of Additional Amounts.................... 22
        2.08.  Registration, Registration of Transfer and
                   Exchange, Restriction on Transfer......................... 24
                   (a)    Security Register.................................. 24
                   (b) Transfer Restrictions................................. 25
        2.09.  Mutilated, Destroyed, Lost and Stolen
                   Debentures................................................ 28
        2.10.  Persons Deemed Owners......................................... 28
        2.11.  Cancellation.................................................. 29
        2.12.  Subordination................................................. 29

SECTION 3
                                 CONDITIONS PRECEDENT........................ 29
        3.01.  Execution of this Agreement................................... 29
                   (a)  No Default; Representations and
                          Warranties......................................... 29
                   (b)  Opinion of Counsel................................... 29
                   (c)  Trust Documents...................................... 30
                   (d)  Related Transactions................................. 30
                   (e)  Other Agreement...................................... 30
                   (f)  Registration Rights Agreement........................ 30
                   (g)  Other Documents...................................... 30

SECTION 4

                       REPRESENTATIONS AND WARRANTIES OF COMPANY............. 31
        4.01.  Existence, Power and Ownership................................ 31
        4.02.  Authorization................................................. 31


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        4.03.  No Violation or Conflicts..................................... 31
        4.04.  Consents...................................................... 31
        4.05.  Enforceable Obligations....................................... 32
        4.06.  Government Regulation......................................... 32

SECTION 5
                         AFFIRMATIVE COVENANTS OF THE COMPANY................ 32
        5.01.  Information Covenants......................................... 32
                   (a)  Annual Financial Statements.......................... 32
                   (b)    Auditor's Certificate.............................. 33
                   (c)  Quarterly Financial Statements....................... 33
                   (d)  Officer's Certificate................................ 33
                   (e)  Notice of Default.................................... 33
        5.02.  Preservation of Existence and Franchises...................... 34
        5.03.  Books and Records............................................. 34
        5.04.  Compliance with Law........................................... 34
        5.05.  Insurance..................................................... 34
        5.06.  Maintenance of Property....................................... 34
        5.07.  ERISA......................................................... 35
        5.08.  Intercreditor Agreement....................................... 35

SECTION 6
                                  NEGATIVE COVENANTS......................... 35
        6.01.  Indebtedness.................................................. 35
        6.02.  Liens......................................................... 40
        6.03.  Nature of Business............................................ 40
        6.04.  Consolidation, Merger, Sale or Purchase of
                   Assets.................................................... 41
        6.05.  Limitation on Investments..................................... 41
        6.06.  Transactions with Affiliates.................................. 41
        6.07.  Sale and Leaseback............................................ 42
        6.08.  Limitation on Restricted Payments............................. 42
        6.09.  Limitation on Dividend and Other Payment
                   Restrictions Affecting Subsidiaries....................... 44
        6.10.  Limitation on Asset Dispositions.............................. 45
        6.11.  Limitation on Repayment of Indebtedness....................... 46
        6.12.  Limitation on Use of Senior Debt Proceeds..................... 46
SECTION 7
                                   EVENTS OF DEFAULT......................... 47
        7.01.  Events of Default............................................. 47
                   (a)  Payment.............................................. 47
                   (b)  Representations...................................... 47
                   (c)  Covenants............................................ 47
                   (d)  Bankruptcy, Etc...................................... 48
                   (e)  Defaults under Other Agreements...................... 48
                   (f)  Judgments............................................ 49
        7.02  Remedies....................................................... 49


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SECTION 8
                                      REDEMPTION............................. 50
        8.01.  Redemption.................................................... 50
                   (a)  Voluntary Redemption................................. 50
                   (c)  Partial Redemption................................... 51
                   (d)    Notice of Redemption............................... 52
                   (e)  Interest after Redemption Date....................... 52

SECTION 9
                                     MISCELLANEOUS........................... 53
        9.01.  Notices....................................................... 53
        9.02.  Benefit of Agreement; Assignments and
                   Participations............................................ 53
        9.03.  No Waiver; Remedies Cumulative................................ 53
        9.04.  Payment of Expenses; Indemnification.......................... 54
        9.05.  Amendments, Waivers and Consents.............................. 56
        9.06.  Counterparts.................................................. 56
        9.07.  Headings...................................................... 57
        9.08.  Survival of Indemnities....................................... 57
        9.09.  Governing Law; Submission to Jurisdiction;
                   Venue..................................................... 57
        9.10.  Severability.................................................. 57
        9.11.  Entirety...................................................... 58
        9.12.  Survival of Representations and Warranties.................... 58

EXHIBIT A      Debenture
EXHIBIT B      Officer's Certificate
EXHIBIT C      Form of Registration Rights Agreement
EXHIBIT D      The Real Estate
EXHIBIT E      Form of Intercreditor Agreement
EXHIBIT F      Form of Agreement
EXHIBIT G      Examples of Application of Section 6.01(ix)


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                AMENDED AND RESTATED DEBENTURE PURCHASE AGREEMENT

            AMENDED AND RESTATED DEBENTURE PURCHASE AGREEMENT, dated as of July 17, 1996 (this "Agreement"), between RCPI Trust, a Delaware business trust and the successor in interest to Rockefeller Center Properties, Inc. (the "Company"), and WHRC Real Estate Limited Partnership, a Delaware limited partnership ("Whitehall").

                                    RECITALS

            WHEREAS, pursuant to that certain Debenture Purchase Agreement, dated as of December 18, 1994 (the "Original Debenture Purchase Agreement"), between Rockefeller Center Properties, Inc., a Delaware corporation ("RCPI"), and Whitehall Street Real Estate Limited Partnership V, a Delaware limited partnership ("Whitehall Street V"), RCPI duly issued $75,000,000 aggregate principal amount of its 14% Debentures due 2007 (the "Debentures") of substantially the tenor hereinafter set forth.

            WHEREAS, Whitehall is currently the registered holder of all of the outstanding Debentures.

            WHEREAS, on the date hereof, RCPI has transferred all of its assets to the Company and the Company has assumed all of the liabilities of RCPI (including the Debentures) all pursuant to that certain Assignment Agreement, dated as of July 10, 1996 (the "Assignment Agreement").

            WHEREAS, the Company and Whitehall, as holder of all of the outstanding Debentures, desire to amend and restate the Original Debenture Purchase Agreement.


            NOW, THEREFORE, THE ORIGINAL DEBENTURE PURCHASE AGREEMENT IS HEREBY AMENDED AND RESTATED AS FOLLOWS:

                                    SECTION 1
                        DEFINITIONS AND ACCOUNTING TERMS

            1.01. Definitions. As used herein, the following terms shall have the meanings specified herein unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:


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               "Additional Amounts" has the meaning specified in
Section 2.07.

            "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Subsidiaries for such period determined on a consolidated basis in conformity with Generally Accepted Accounting Principles; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

            (i) the net income (or loss) of any Person (other than net income (or loss) attributable to a Subsidiary) in which the Company or any of its Subsidiaries has an equity interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries by such other Person during such period;

            (ii) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or any of its Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Subsidiaries;

           (iii) the net income (or loss) of any Subsidiary to the extent that the declaration or payment of dividends or similar distribution by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary;

            (iv) any gains or losses (on an after-tax basis) attributable to asset sales outside the ordinary course of business;

            (v) all extraordinary gains and extraordinary losses; and

            (vi) the cumulative effect of changes in accounting principles.

            "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all partners, directors, members, stockholders, trustees, beneficiaries and officers of such Person), controlled by or under direct or indirect common


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control with such Person. A Person shall be deemed to control another Person that is a corporation, a trust, a limited liability company or a partnership if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or to vote 10% or more of the partnership, member, beneficiary or other ownership interests of such other Person or (ii) to direct or cause direction of the management and policies of such other Person, whether through the ownership of voting securities, as managing or general partner, as managing member, by contract or otherwise.

            "Agent" has the meaning specified in the Loan Agreement.

            "Asset Disposition" by any Person means any transfer, conveyance, sale, lease or other disposition by such Person or any of its Subsidiaries (including a consol idation or merger or other sale of any such Subsidiary with, into or to another Person in a transaction in which such Subsidiary ceases to be a Subsidiary, but excluding a dispo sition by a Subsidiary of such Person to such Person or a Wholly Owned Subsidiary of such Person or by such Person to a Wholly Owned Subsidiary of such Person) of (i) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Subsidiary of such Person or (ii) other assets or rights of such Person or any of its Subsidiaries outside of the ordinary course of business including, without limitation, any one or more buildings or condominium units constituting part of the Real Estate.

            "Assignment Agreement" has the meaning specified in the Recitals.

            "Benefit Plan" means any employee benefit plan, as defined in
Section 3(3) of ERISA (other than a Multiemployer Plan), sponsored by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has any obligation to contribute.

            "Business Day" means any day other than a Saturday, a Sunday, a legal holiday in New York, New York or a day on which banking institutions in New York, New York are authorized by law or other governmental action to close; provided, however, that so long as the Notes are out standing, any day that is not a " Business Day" under the Loan Agreement shall not be a Business Day hereunder.


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            "Capital Improvement Debt" of any Person means Indebtedness of such
Person which Indebtedness constitutes all or part of the cost of capital improvements, tenant improvements, tenant allowances, other tenant concessions paid by the Company and leasing commissions relating to the Real Estate; provided, however, that (x) the Indebtedness so incurred does not exceed 100% of the cost of such capital improvements and leasing commissions and (y) such capital improvements are or should be included in "addition to property and equipment" in accordance with generally accepted accounting principles on the balance sheet of such Person.

            "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.

            "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, membership interests and beneficial trust interests of such Person.

            "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) U.S. dollar denominated time deposits and certificates of deposit of a bank (an "Approved Bank") that is either (x) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent


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thereof, in each case with maturities of not more than six months from the date of acquisition, (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued or guaranteed by any Approved Bank rated at least A-1 (or the equivalent thereof) by S&P or at least P-1 (or the equivalent thereof) by Moody's and maturing within six months of the date of acquisition, (iv) repurchase agreements with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Company shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, and
(v) publicly traded short-term notes, bonds and other obligations having short-term unsecured debt ratings of at least A-1 (or the equivalent thereof) by S&P or at least P-1 (or the equivalent thereof) by Moody's.

            "Closing Date" means December 29, 1994.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

            "Consistent Basis" or "consistent basis" means, with regard to the application of accounting principles, accounting principles consistent in all material respects with the accounting principles used and applied in prepara tion of the financial statements previously delivered to the Holders.

            "Consolidated Net Worth" of any Person means the consolidated stockholders', partners' or beneficiaries' equity of such Person, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, less amounts attributable to Redeemable Stock of such Person; provided that, with respect to the Company, adjustments following the date hereof to the accounting books and records of the Company in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or


                                       -5-
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successor opinions thereto) or otherwise resulting from the acquisition of control of the Company by another Person shall not be given effect to.

            "Debentures" has the meaning specified in the Recitals.

            "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

            "ERISA Affiliate" means each person (as defined in Section 3(9) of ERISA) which together with the Company would be deemed to be a member of the same "controlled group" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

            "Event of Default" has the meaning specified in Section 7.01 hereof.

            "Generally Accepted Accounting Principles" or "generally accepted accounting principles" means generally accepted accounting principles in the United States in effect as of the date of this Agreement.

            "Guaranty Obligations" means any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing any Indebtedness, leases, dividends or other obligations of any other Person in any manner, whether direct or indirect, and including, without limitation, any obligation, whether or not contingent, (i) to purchase any such Indebtedness or other obligation or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agree ments or arrangements), (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or obligation, or (iv) to otherwise assure or hold harmless the owner of such Indebt edness or obligation against loss in respect thereof.


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            "Holder" or "Holders" means a holder of any Debenture.

            "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation including by acquisition of Subsidiaries or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness.

            "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets which in accordance with generally accepted accounting prin ciples would be shown to be a liability (or on the liability side of a balance sheet) of such Person, (iii) all Guaranty Obligations of such Person in respect of Indebtedness or dividends of another Person, (iv) the maximum amount of all letters of credit issued or acceptance facilities estab lished for the account of such Person and, without duplica tion, all drafts drawn thereunder (other than letters of credit (x) supporting other Indebtedness of such Person, or (y) offset by a like amount of cash or government securities held in escrow to secure such letter of credit and draws thereunder), (v) all Capital Lease Obligations of such Person, (vi) all indebtedness of another Person secured by any lien on any property of such Person, whether or not such indebtedness has been assumed, (vii) all obligations under take-or-pay or similar arrangements or under interest rate swap, currency swap, or commodities agreements of such Person, (viii) indebtedness created or arising under any conditional sale or title retention agreement of such Person, and (ix) all Redeemable Stock issued by such Person; provided, however, that Indebtedness shall not include trade payables and accrued expenses arising or incurred in the ordinary course of business.

            "Indenture Securities" means the securities of the Company issued pursuant to the 1985 Indenture.


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            "Intercreditor Agreement" means the Intercreditor Agreement dated as of December 18, 1994 among the Agent, the Lenders, Whitehall Street V and RCPI and one or more other Intercreditor Agreements entered into between the Holders of the Debentures and the holder(s) of any Senior Debt pursuant to Section 2.12 in substantially the form of Exhibit E hereto with such changes as may reasonably be agreed by the Holders of the Debentures and the holder(s) of such Senior Debt.

            "Interest Payment Date" means each June 2 and December 2 from and after December 29, 1994 until the Maturity Date and the Maturity Date.

            "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by, any other Person, including any payment on a Guaranty Obligation with respect to any obligation of such other Person.

            "Lenders" means the lender or lenders under the Loan Agreement.

            "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encum brance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement and any lease in the nature thereof).

            "Loan Agreement" means the Amended and Restated Loan Agreement, dated as of July 17, 1996, among the Company, the Lenders and the agent named therein.

            "Loan Documents" means this Agreement, the Loan Agreement, the Debentures, the Registration Rights Agreement and the Notes.

            "Loans" means the monies advanced to RCPI by the Lenders pursuant to the Loan Agreement.

            "Maturity Date" shall have the meaning given to such term in Section 2.02(a) hereof.

            "Moody's" means Moody's Investors Service, Inc.


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            "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate is then making or accruing an obligation to contribute or has within the preceding five plan years made contributions.

            "Net Available Proceeds" from any Asset Disposi tion by any Person means cash or readily marketable cash equivalents received (including by way of sale or discoun ting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Indebtedness or other obligations relating to such properties or assets) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Subsidiaries on any Indebtedness which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments made to minority interest holders in Subsidiaries of such Person or joint ventures as a result of such Asset Disposition and (iv) appropriate amounts to be provided by such Person or any Subsidiary thereof, as the case may be, as a reserve in accordance with generally accepted accounting principles against any liabilities associated with such assets and retained by such Person or any Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by the Board of Trustees of the Company, in its reasonable good faith judgment evidenced by a resolution of the Board of Trustees; provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Disposition will be treated for all purposes of this Agreement and the Debentures as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction.


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            "Net Cash Flow" means, for any period,

            (A) for purposes of Sections 2.03(b), 6.01(x) and 6.11, (i) Net Operating Income for such period, minus (ii) consolidated cash interest expense on Senior Debt and on other Indebtedness of the Company that ranks pari passu with the Debentures (other than consolidated cash interest expense on any refinancing of all or substantially all of the Company's current coupon debentures or zero coupon debentures issued pursuant to the 1985 Indenture) paid during such period, minus (iii) for purposes of Sections 6.01(x) and 6.11 only, consolidated cash interest expense on any refinancing of all or substantially all of the Company's current coupon debentures or zero coupon debentures issued pursuant to the 1985 Indenture that ranks pari passu with the Debentures paid during such period, minus (iv) cash taxes paid during such period, minus (v) any repayments of Senior Debt or other Indebtedness of the Company that ranks pari passu with the Debentures (other than any refinancing of all or substantially all of the Company's current coupon debentures or zero coupon debentures issued pursuant to the 1985 Indenture) required by the terms of the documents governing such Senior Debt or other Indebtedness made during such period (and not refinanced) (excluding repayments made out of Net Cash Flow for the prior period), minus (vi) for purposes of Sections 6.01(x) and 6.11 only, any repayments of any refinancing of all or substantially all of the Company's current coupon debentures or zero coupon debentures issued pursuant to the 1985 Indenture that ranks pari passu with the Debentures required by the terms of the documents governing such Indebtedness made during such period (and not refinanced) (excluding repayments made out of Net Cash Flow for the prior period), minus (vii) capital expenditures paid in cash during such period, minus
(viii) any increase (or plus any decrease) in consolidated working capital for such period, minus (ix) for purposes of Section 2.03(b) only, an amount equal to 50% of the projected capital expenditures projected to be funded in cash for the Company and its Subsidiaries for the subsequent period; and

            (B) for purposes of Section 6.08, (i) Net Operating Income for such period, minus (ii) consolidated cash interest expense on Indebtedness paid during such period, minus (iii) interest expense with respect to the Debentures which has been accrued during such period pursuant to Section 2.03(b) and which has not been repaid during such period, minus (iv) cash taxes paid during such period, minus (v) any repayments or repurchases of


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Indebtedness made during such period (and not refinanced) (excluding repayments or repurchases of Indebtedness made out of Net Cash Flow for the prior period), minus (vi) capital expenditures made (whether paid in cash or funded with Indebtedness) during such period (excluding capital expenditures in excess of $40 million in any fiscal year that are funded with Indebtedness), minus (vii) any increase (or plus any decrease) in consolidated working capital for such period.

            "Net Operating Income" means, for any period, the sum of the amounts for each period of (i) Adjusted Consolidated Net Income, plus (ii) consolidated interest expense, plus (iii) income taxes, to the extent deducted in calculating Adjusted Consolidated Net Income, excluding the income tax effect (either positive or negative) attributable to extraordinary gains or extraordinary losses or asset sales outside the ordinary course of business, plus (iv) depreciation expenses, to the extent deducted in calculating Adjusted Consolidated Net Income, plus (v) amortization expense, to the extent deducted in calculating Adjusted Consolidated Net Income, plus (vi) all other noncash items reducing Adjusted Consolidated Net Income, less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Subsidiaries in conformity with Generally Accepted Accounting Principles.

            "1985 Indenture" means the Indenture, dated as of September 15, 1985 from RCPI (predecessor in interest to the Company) to United States Trust Company (as successor to Manufacturers Hanover Trust Company), as Trustee, as amended by the First Supplemental Indenture dated as of December 15, 1985, and the Second Supplemental Indenture dated as of July 10, 1996, as further amended from time to time.

            "1985 Loan Agreement" means the Loan Agreement dated as of September 19, 1985 among RCPI (predecessor in interest to the Company), RCPA and RCP, as amended from time to time.

            "Notes" means, collectively, the floating rate promissory notes of the Company executed in accordance with the Loan Agreement.

            "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the Security Register on the date of the Offer offering to purchase up to the principal amount of Debentures specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Agreement). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Debentures within five Business Days after the Expiration Date. The Offer shall be mailed by the Company in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to the 1985 Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applic able law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Debentures pursuant to the Offer to Purchase. The Offer shall also state:

            (1) the Section of this Agreement pursuant to which the Offer to Purchase is being made;

            (2) the Expiration Date and the Purchase Date;

            (3) the aggregate principal amount of the outstanding Debentures offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the Section hereof requiring the Offer to Purchase) (the "Purchase Amount");

            (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of

      Debentures accepted for payment (as specified pursuant to this Agreement) (the "Purchase Price");

            (5) that the Holder may tender all or any portion of the Debentures registered in the name of such Holder and that any portion of a Debenture tendered must be tendered in an integral multiple of $1,000 principal amount;

            (6) the place or places where Debentures are to be surrendered for tender pursuant to the Offer to Purchase;

            (7) that interest on any Debenture not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

            (8) that on the Purchase Date the Purchase Price will become due and payable upon each Debenture being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

            (9) that each Holder electing to tender a Debenture pursuant to the Offer to Purchase will be required to surrender such Debenture at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Debenture being, if the Company so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder thereof or his attorney duly authorized in writing);

            (10) that Holders will be entitled to withdraw all or any portion of Debentures tendered if the Company receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Debenture the Holder tendered, the certificate number of the Debenture the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

            (11) that (a) if Debentures in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Debentures and (b) if Debentures in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Debentures having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Debentures in denominations of $1,000 or integral multiples thereof shall be purchased); and

            (12) that in the case of any Holder whose Debenture is purchased only in part, the Company shall execute and deliver to the Holder of such Debenture without service charge, a new Debenture or Debentures, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Debenture so tendered.

Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

            "Original Debenture Purchase Agreement" has the meaning specified in the Recitals.

            "Permitted Investments" means cash, Cash Equivalents and permitted non-cash consideration received in connection with an Asset Disposition.

            "Permitted Liens" means (i) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves have been established (and as to which the property subject to such Lien is not yet subject to foreclosure, sale or loss on account thereof);
(ii) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's and other like Liens; provided that such Liens secure only amounts not yet due and payable or amounts being contested in good faith by appropriate proceedings for which adequate reserves have been established (and as to which the property subject to such lien is not yet subject to foreclosure, sale or loss on account thereof);
(iii) Liens arising from good faith deposits in connection with or to secure performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money); and (iv) any attachment or judgment lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay.

            "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any government or political subdivision or any agency, department or instrumentality thereof.

            "Plan" means any employee pension benefit plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) which (i) is subject to the provisions of Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code and (ii) which the Company or any ERISA Affiliate sponsors or to which the Company or any ERISA Affiliate contributes or has been obligated to contribute within the preceding five plan years.

            "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

            "Purchase Money Secured Debt" of any Person means (A) Indebtedness of such Person secured by a Lien on real or personal property of such Person which Indebtedness (a) constitutes all or a part of the purchase price or construction cost of such property or (b) is incurred prior to, at the time of or within 60 days after the acquisition or substantial completion of such property for the purpose of financing all or any part of the purchase price or construction cost thereof and (B) Indebtedness secured by a Lien on real or personal property Incurred by such Person as the result of such Person acquiring such real or personal property or acquiring the Person that owns such real or personal property; provided, however, that (w) the Indebtedness so incurred does not exceed 100% of the purchase price or construction cost of such property, (x) such Lien does not extend to or cover any property other than such property and
(y) the purchase price or construction cost for such property is or should be included in "addition to property and equipment" in accordance with generally accepted accounting principles on the balance sheet of such Person.

            "RCP" means Rockefeller Center Properties, a New York general partnership.

            "RCPA" means RCP Associates, a New York limited partnership.

            "RCPI" has the meaning specified in the Recitals.

            "Real Estate" means the real property identified in Exhibit D hereto.

            "Redeemable Stock" of any Person means any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise) or is convertible into or exchangeable for Indebtedness or is redeemable at the option of the holder thereof, in whole or in part, at any time prior to the final Maturity Date of the Debentures.

            "Redemption Date" has the meaning given to such term in Section 8.01(a).

            "Redemption Price" means the redemption price of the Debentures calculated as specified in Section 8.01(a)(ii) or 8.01(b), as applicable.

            "Redevelopment Debt" of any Person means Indebtedness of such Person which Indebtedness (a) constitutes all or a part of the construction cost of substantially altering, renovating or expanding the improvements located on the Real Property or (b) is incurred prior to, at the time of or within 60 days after the substantial completion of such substantial alteration, renovation or expansion for the purpose of financing all or any part of the construction cost thereof; provided, however, that (x) the Indebtedness so incurred does not exceed 100% of the construction cost of such substantial alteration, renovation or expansion, and (y) the construction cost for such substantial alteration, renovation or expansion is or should be included in "addition to property and equipment" in accordance with generally accepted accounting principles on the balance sheet of such Person.

            "Refinancing" or "refinancing" has the meaning specified in Section 6.01(ii).

            "Registration Rights Agreement" means the Regis tration Rights Agreement, dated July 17, 1996, in the form of Exhibit C hereto between RCPI and Whitehall.

            "Regular Record Date" has the meaning given to such term in Section 2.06.

            "Regulation G, T, U or X" means, respectively, Regulation G, T, U and X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "REIT" has the meaning specified in Section 6.08.

            "Related Person" of any Person means any other Person directly or indirectly owning (a) 5% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 5% or more of the equity interest in such Person) or (b) 5% or more of the combined voting power of the voting stock of such Person.

            "Required Holders" means Holders holding more than 50% of the aggregate outstanding principal amount of the Debentures.

            "S&P" means Standard & Poor's Corporation.

            "Security Register" has the meaning given to such term in Section 2.08(a).

            "Senior Debt" means any Indebtedness of the Company to which the Debentures have been subordinated pursuant to Section 2.12.

            "Subsidiary" of any Person means, with respect to such Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than 50% equity interest at any time.

            "Trustee" means United States Trust Company, as Trustee, under the 1985 Indenture, or any successor trustee thereto.

            "United States" means the United States of America, the District of Columbia, Puerto Rico, the United States Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

            "United States Alien" means any person which is a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust in any of the cases above to the extent that the income of such Person in respect of the Debentures is not subject to United States federal income tax on a net income basis.

            "Weighted Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payments of such Indebtedness, and the amount of such principal payments, by (ii) the sum of all such principal payments.

            "Whitehall" has the meaning specified in the first paragraph of this Agreement.

            "Whitehall Street V" has the meaning specified in the Recitals.

            "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

            "Yield Maintenance Premium" shall mean the excess, if any, of the aggregate amount of the remaining scheduled payments of interest (assuming the Company has sufficient Net Cash Flow to make such payments pursuant to Section 2.03(b)) and principal (assuming the Debentures are scheduled to be repaid in full on December 30, 2000 at 105% of the outstanding principal balance of the Debentures as of the date a redemption notice is delivered in connection with a mandatory redemption pursuant to Section 8.01(b)) on the Debentures, discounted to their present value on the date of redemption, over the outstanding principal balance of the Debentures as of the date a redemption notice is delivered in connection with a mandatory redemption pursuant to Section 8.01(b). The discount rate will be the yield to maturity implied by the Treasury Constant Maturity Series yields reported in Federal Reserve Statistical Release H.15(159) (or any comparable successor publication) for actively traded U.S. treasury securities having a constant maturity equal to the remaining life to December 30, 2000 of the Debentures plus 100 basis points. For purposes of such calculation the implied yield shall be determined, if necessary, by interpolating linearly between Treasury Constant Maturity Series yields.

            1.02. Computation of Time Periods. For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

            1.03. Accounting Terms. Accounting terms used but not otherwise defined herein shall have the meanings provided under, and be construed in accordance with, generally accepted accounting principles.

                                    SECTION 2
                                 THE DEBENTURES

            2.01. Issuance of Debentures. (a) The Company agrees to issue and sell, from time to time, the Debentures pursuant to the terms of this Agreement.

            The Debentures shall be executed on behalf of the Company by its President or one of its Vice Presidents, attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Debentures may be manual or facsimile.

            Debentures bearing the manual or facsimile signa tures of individuals who were at any time the proper offi cers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debentures or did not hold such offices at the date of such Debentures.

            (b) Issuance to Whitehall Street V. The parties hereto hereby acknowledge that (i) on the Closing Date, RCPI (as predecessor in interest to the Company) duly issued, sold and delivered to Whitehall Street V and Whitehall Street V purchased and paid for Debentures in the aggregate principal amount of $75,000,000 and (ii) Whitehall is currently the registered holder of all of such Debentures.

            2.02. Maturity.

            (a) Maturity Date. The Debentures shall mature on December 31, 2007 (the "Maturity Date").

            (b) Principal Payment. The Company agrees to pay the outstanding principal amount of the Debentures, together with all accrued but unpaid interest thereon and all other amounts owing from the Company to the Holders, on the Maturity Date.

            2.03. Interest.

            (a) The Debentures shall bear interest at the rate of 14% per annum from the date of issuance of each Debenture or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on June 2 and December 2, commencing June 2, 1995, until the principal thereof is paid. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the Debentures shall bear interest, payable on demand, at a rate of 16% per annum. Except as otherwise provided herein, accrued interest shall be payable in arrears on each Interest Payment Date.

            (b) To the extent that Net Cash Flow for the preceding six months ending immediately prior to an Interest Payment Date shall be insufficient to pay interest as provided above on such Interest Payment Date, the Company shall not be obligated to pay interest on such date and such interest shall accrue and shall compound semi-annually at the then applicable rate provided in Section 2.03(a). Any such accrued interest shall be paid on the next Interest Payment Date on which Net Cash Flow shall be available after the payment of current interest on such Interest Payment Date, to the extent of such Net Cash Flow.

            2.04. Denominations. The Debentures shall be issuable only in registered form without coupons and only in denominations of U.S. $1,000 and any integral multiple thereof, substantially in the form of Exhibit A attached hereto.

            2.05. Form of Legend for Securities.

            Unless otherwise permitted by Section 2.08, every Debenture issued and delivered hereunder shall bear a legend in substantially the following form:

THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. SUCH SHARES MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS AND SUBJECT TO THE PROVISIONS OF THE AMENDED AND RESTATED DEBENTURE PURCHASE AGREEMENT, DATED AS OF JULY 17, 1996, BETWEEN RCPI TRUST AND WHRC REAL ESTATE LIMITED PARTNERSHIP. A COPY OF SUCH AMENDED AND RESTATED DEBENTURE PURCHASE AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

            2.06. Payments and Computations. All payments of principal or interest hereunder shall be paid to the persons in whose names such Debentures are registered on the Security Register at the close of business on the date fifteen days prior to the related Interest Payment Date (the "Regular Record Date"). Principal on any Debenture shall be payable against surrender therefor and payments of interest on Debentures shall be made, in accordance with this Agree ment and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person's address appearing on the Security Register (or, in the case of a Holder holding not less than $5,000,000 aggregate principal amount of Debentures, by wire transfer to such account as such Holder shall designate by written instructions received by the Company no less than 15 days prior to any applicable Interest Payment Date, which wire instruction shall continue in effect until such time as the Holder otherwise notifies the Company or such Holder no longer is the registered owner of such Debenture or Debentures). Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension). All computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days. Interest on each Debenture shall accrue from and include the Closing Date but exclude the date of payment. All payments received from the Company hereunder shall be applied in the following order: first, to the payment of any costs and expenses and other amounts due pursuant to Section 9.04; second, to the payment of any amount due under this Agreement other than any amount referred to in this sentence; third, to the ratable payment of interest due on the Debentures; and fourth, to the ratable payment of principal and premium, if any, due on the Debentures.

            2.07. Withholding; Payment of Additional Amounts.

            (a) The Company will pay to the Holder of any Debenture who is a United States Alien such additional amounts ("Additional Amounts") as may be necessary in order that every net payment of the principal of and interest on such Debenture, after deduction or withholding for or on account of any present or future tax, assessment or govern mental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in such Debenture to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts will not apply to any one or more of the following:

            (1) any tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary or member of such Holder, if such Holder is an estate, a trust or a partnership) and the United States, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary or member) being or having been a citizen or resident or treated as a resident thereof, or being or having been engaged in trade or business or present therein, or having or having had a permanent establishment therein, or (ii) such Holder's present or former status as a passive foreign investment company, a personal holding company, a foreign personal holding company, or a controlled foreign corporation for United States tax purposes or a corporation which accumulates earnings to avoid United States federal income tax;

            (2) any tax, assessment or other governmental charge imposed on interest received by reason of such Holder's past or present status as the actual or constructive owner (taking into account attribution rules of Ownership under Section 871(h)(3) of the Code) of 10% or more of the capital or profits interest in the Company;

            (3) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with any certification, identifica tion or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of such Debenture if compliance is required by statute or by regulation of the United States Treasury Department as a precondition to exemption from such tax, assessment or other governmental charge;

            (4) any estate, inheritance, gift, sales trans fer, personal property or any similar tax, assessment or other governmental charge;

            (5) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of or interest on such Debenture; or

            (6) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the Holder of such Debenture for pay ment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

nor will Additional Amounts be paid with respect to any payment of principal of or interest on any such Debenture to any United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of any such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the bene ficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Debenture.

            (b) All references in this Agreement to principal and interest in respect of Debentures shall, unless the context otherwise requires, be deemed to mean and include all Additional Amounts, if any, payable in respect thereof as set forth in this Agreement.

               2.08.  Registration, Registration of Transfer and
Exchange, Restriction on Transfer.

            (a) Security Register. The Company shall maintain a register (the "Security Register") for the registration or transfer of the Debentures. The name and address of the Holder of each Debenture, records of any transfers of the Debentures and the name and address of any transferee of a Debenture shall be entered in the Security Register and the Company shall, promptly upon receipt thereof, update the Security Register to reflect all information received from a Holder. There shall be no more than one Holder for each Debenture, including all beneficial interests therein.

            Upon surrender for registration of transfer of any Debenture at the office or agency of the Company, the Company shall execute and deliver, in the name of the desig nated transferee or transferees, one or more new Debentures, of any authorized denominations and like aggregate principal amount.

            At the option of the Holder, Debentures may be exchanged for other Debentures, of any authorized denomina tions and of like aggregate principal amount, upon surrender of the Debentures to be exchanged at such office or agency. Whenever any Debentures are so surrendered for exchange, the Company shall execute and deliver the Debentures which the Holder making the exchange is entitled to receive.

            All Debentures issued upon any registration of transfer of exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Debentures surrendered upon such registration of transfer or exchange.

            Every Debenture presented or surrendered for registration of transfer or for exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company duly executed, by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any registra tion of transfer or exchange of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures, other than exchanges pursuant to Article 8 not involving any transfer.

            If the Debentures are to be redeemed in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Debenture during a period begin ning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Debentures selected for redemption under Section 8.01 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.

            (b) Transfer Restrictions. No Debenture may be sold, transferred or otherwise disposed of (any such sale, transfer or other disposition is herein referred to as a "sale"), except in compliance with this Section 2.08(b).

            (i) A Holder may sell Debentures to a transferee that is an "accredited investor" or a "qualified institutional buyer", as such terms are defined in Regulation D and Rule 144A under the Securities Act, respectively, provided that each of the following conditions is satisfied:

                  (x) such Holder or transferee represents that it is acquiring the Debenture or Debentures for its own account and that it is not acquiring such Debenture or Debentures with a view to, or for offer or sale in connection with, any distri bution thereof (within the meaning of the Securi ties Act) that would be in violation of the securities laws of the United States or any state thereof, but subject, nevertheless, to the disposition of its property being at all times within its control; and

                  (y) such transferee agrees to be bound by the provisions of this Section 2.08(b) with respect to any sale of the Debentures.

            (ii) A Holder may sell its Debentures to a transferee in accordance with Regulation S under the Securities Act; provided, that each of the following conditions is satisfied:

                  (x) if such Holder would be deemed to be the Company, a
            distributor or any of their respective
            affiliates or any person acting on behalf of any of the foregoing for purposes of Regulation S under the Securities Act:

                        (1) the Company is a "reporting issuer" as such term is
                  defined in Rule 902(l) under the Securities Act;

                        (2) any distributor (as defined in Rule 902(c) under the
                  Securities Act) involved in a sale of Debentures has agreed in writing that all offers and sales of Debentures shall be made only in accordance with the provi sions of Rule 903 or Rule 904 under the Securities Act;

                        (3) all offering materials and docu ments (other than
                  press releases) used in connection with offers and sales of the Debentures shall conform to the requirements of Rule 902(h)(2) under the Securities Act; and

                        (4) each distributor (as defined in (2) above) selling
                  Debentures to a distributor, dealer (as defined in Section 2(12) of the Securities Act), or a person receiving a selling concession, fee or other remuneration in respect of the Debentures sold sends a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to a distributor prescribed by Regulation S under the Securities Act.

                  (y) if such exercise and/or sale by a Holder is not governed by (x) above:

                        (1) the offer of Debentures is not made to a person in
                  the United States;

                        (2) either:

                  (A) at the time the buy order is originated, the transferee is outside the United States or the Holder and any person acting on its behalf reason ably believes that the transferee is outside the United States, or

                  (B) the transaction is executed in, on or through the
            facilities of a designated offshore securities market and neither the Holder nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

                        (3) no directed selling efforts are made in
                  contravention of the requirements of Rule 903(b) or 904(b) of Regulation S under the Securities Act, as applicable; and

                        (4) the transaction is not part of a plan or scheme to
                  evade the registration requirements of the Securities Act.

                  (iii) In the event of a proposed exercise or sale that does not qualify under either Section 2.08(b)(i) or 2.08(b)(ii) above, a Holder may sell its Debentures only if:

                        (x) such Holder gives written notice to the Company of
                  its intention to exercise or effect such sale, which notice
                  (1) shall describe the manner and circumstances of the proposed trans action in reasonable detail and (2) shall desig nate the counsel for such Holder, which counsel shall be reasonably satisfactory to the Company;

                        (y) counsel for the Holder shall render an opinion, to
                  the effect that such proposed sale may be effected without registration under the Securi ties Act or under applicable Blue Sky laws; and

                        (z) such Holder or transferee complies with Sections
                  2.08(b)(i)(x) and 2.08(b)(i)(y).

                  (iv) A Holder may not sell Debentures to a trans feree if the consideration for such sale constitutes the assets of an Employee Benefit Plan as defined in Section 3(3) of ERISA, unless prior to such sale the Holder consults with the Company and, after such consultation, determines in good faith that the sale will not constitute a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code.

            2.09. Mutilated, Destroyed, Lost and Stolen Debentures.

            If any mutilated Debenture is surrendered to the Company, the Company shall execute and deliver in exchange therefor a new Debenture of the same principal amount and bearing a number not contemporaneously outstanding.

            If there shall be delivered to the Company (i) evidence to its satisfaction of the destruction, loss or theft of any Debenture and (ii) such security or indemnity as may be required by them to save each of it and any agent harmless, then, in the absence of notice that such Debenture has been acquired by a bona fide purchaser, the Company shall execute and deliver, in lieu of any such destroyed, lost or stolen Debenture, a new Debenture of a like prin cipal amount and bearing a number not contemporaneously outstanding.

            In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debenture, pay such Debenture.

            Upon the issuance of any new Debenture pursuant to this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

            Every new Debenture issued pursuant to this Section in lieu of any destroyed, lost or stolen Debenture shall constituted an original additional contractual obli gation of the Company, whether or not the destroyed, lost or stolen Debenture shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Deben tures duly issued hereunder.

            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

            2.10. Persons Deemed Owners. Prior to due presentment of a Debenture for registration of transfer, the Company and any agent of the Company may treat the Person in whose name such Debenture is registered as the owner of such Debenture for the purpose of receiving payment of principal of and interest on such Debenture and for all other purposes whatsoever, whether or not such Debenture be overdue and neither the Company nor any agent of the Company shall be affected by notice to the contrary.

            2.11. Cancellation. All Debentures surrendered for registration of transfer or exchange shall, if surren dered to any Person other than the Company, be delivered to the Company and shall be promptly cancelled by it. All Debentures surrendered to the Company for payment or redemp tion shall at the election of the Company either (i) be promptly cancelled by it or (ii) be deemed to be repurchased or purchased by and assigned (without representation or warranty whatsoever by, or recourse to, any Holder) to the Company or its designee, and in either case, from and after the payment for such Debentures such Debentures shall cease to be entitled to the benefit of this Agreement.

            2.12. Subordination. The Holders of the Debentures hereby agree to enter into one or more Intercreditor Agreements with one or more lenders to subordinate the Debentures to up to $170 million of Indebtedness for borrowed money (including any Indebtedness at anytime outstanding under the Notes) permitted to be Incurred by the Company pursuant to Section 6.01(xi).

                                    SECTION 3
                              CONDITIONS PRECEDENT

            3.01. Execution of this Agreement. The obligation of Whitehall to enter into this Agreement is subject to satisfaction (or waiver by Whitehall) of the following conditions (in form and substance acceptable to Whitehall):

            (a) No Default; Representations and Warranties. Receipt by Whitehall of a certificate signed by the President of the Company to the effect that at the date hereof (i) there shall exist no Default or Event of Default, and (ii) all representations and warranties contained herein shall be true and correct in all material respects.

            (b) Opinion of Counsel. Receipt by Whitehall of a legal opinion, or opinions, in form and substance reasonably satisfactory to Whitehall and dated as of the date hereof, from legal counsel to the Company as to the legal matters referred to in Section 4.

            (c) Trust Documents. Receipt by Whitehall of all documents reasonably requested by Whitehall relating to the existence of the Company, the validity of the Loan Documents and other matters relating thereto, in form and substance satisfactory to Whitehall, including, but not limited to:

            (i) Certificates of Authorization and Incumbency. Certificate of the Secretary of the Company, dated as of the date hereof, as to resolutions approving and adopting this Agreement and authorizing the execution and delivery hereof and as to the authority of the persons executing such documents.

            (ii) Trust Documents. Copies of the Declaration of Trust, the Certificate of Trust and the Trust Agreement of the Company, together with all amendments thereto certified as of the date hereof.

            (iii) Certificates of Good Standing or Existence. Certificates of good standing or existence for the Company issued as of a recent date by its state of organization and each other state where the Company, by the nature of its business, is required to qualify or register.

            (d) Related Transactions. The occurrence of the effectiveness of the Second Amended Joint Plan of Reorgan ization, as modified, for the Debtor under Chapter 11 of the Bankruptcy Code Proposed by Rockefeller Center Properties, RCP Associates and Rockefeller Group, Inc., as modified to the date hereof.

            (e) Other Agreement. An agreement in the form attached hereto as Exhibit F shall have been duly executed and delivered by the parties thereto.

            (f) Registration Rights Agreement. The Registration Rights Agreement shall have been duly executed and delivered by the parties thereto.

            (g) Other Documents. Receipt by Whitehall of such other certificates and documents as it may reasonably request.

                                    SECTION 4

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

            The Company hereby represents and warrants that on the date hereof:

            4.01. Existence, Power and Ownership.

            It is a business trust duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing as a foreign business trust in each other jurisdiction where ownership of its properties or the conduct of its business requires it to be so, and it has all power and authority under such laws and its declara tion of trust, certificate of trust and trust agreement and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

            4.02. Authorization. It has the power and authority to enter into this Agreement and to perform its obligations under and consummate the transactions contem plated by this Agreement and has by proper action duly authorized the execution and delivery of this Agreement.

            4.03. No Violation or Conflicts. Neither the execution and delivery of this Agreement, nor the consumma tion of the transactions contemplated herein, nor perfor mance of and compliance with the terms and provisions hereof will (i) violate or conflict with any provision of its declaration of trust, certificate of trust or trust agreement, (ii) violate any law, regulation (including without limitation Regulation G, T, U or X), order, writ, judgment, injunction, decree or permit applicable to it, (iii) violate or materially conflict with any contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, or (iv) result in or require the creation of any lien, security interest or other charge or encumbrance (other than those contemplated in or in connection with the Loan Documents) upon or with respect to its properties.

            4.04. Consents. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or other Person is required in connection with the execution, delivery or performance of this Agreement.

            4.05. Enforceable Obligations. This Agreement, the Debentures and the Registration Rights Agreement have been duly executed and delivered by the Company, or in the case of the Debentures and the Registration Rights Agreement, by RCPI, as predecessor in interest to the Company, and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.

            4.06. Government Regulation. It is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or the Interstate Commerce Act, each as amended. In addition, it is not (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company," or a "Subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "Subsidi ary" or a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                                    SECTION 5
                      AFFIRMATIVE COVENANTS OF THE COMPANY

            The Company hereby covenants and agrees that so long as this Agreement is in effect and until the Deben tures, together with interest, fees and other obligations hereunder, have been paid in full:

            5.01. Information Covenants. The Company will furnish, or cause to be furnished, to each Holder:

            (a) Annual Financial Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Company, a balance sheet of the Company as at the end of such fiscal year together with related statements of income and retained earnings and of cash flows for such fiscal year, all in reasonable detail and examined by independent certified public accountants of recognized national standing whose opinion shall be to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except for changes with which such accountants concur) and shall not be qualified as to the scope of the audit.

            (b) Auditor's Certificate.At the time of delivery of the financial statements provided for in Section 5.01(a) hereof, a certificate from the accountants examining such financial statements, that, to the best of their knowl edge, no Event of Default exists, or, if any Event of Default does exist, providing a reasonably detailed summary of all relevant information known to such accountants.

            (c) Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each fiscal quarter of each fiscal year of the Company, (i) except for the fourth fiscal quarter of each fiscal year, a balance sheet of the Company as at the end of such quarterly period together with related statements of income and retained earnings for such quarterly period and for the portion of the fiscal year ending with such period, all in reasonable detail, and accompanied by a certificate of a duly authorized officer of the Company (holding the title of vice president or above) as being true and correct and as having been prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments and (ii) a report showing the calculation of Net Cash Flow for such fiscal quarter and on a cumulative basis since June 30, 1996. For so long as the Company is required to file reports pursuant to the Securities Exchange Act of 1934, the Company may satisfy its obligations under Section 5.01(a) and 5.01(c)(i) hereof by delivery to each Holder, within the time periods specified in such Sections, of copies of its reports on Form 10-K and Form 10-Q, respectively, with the Securities and Exchange Commission.

            (d) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 5.01(a) and (c) hereof, a certificate of a duly authorized officer of the Company (holding the title of vice president or above) substantially in the form of Exhibit B to the effect that no Default or Event of Default exists, or, if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Company proposes to take with respect thereto.

            (e) Notice of Default. Upon the Company obtaining knowledge thereof, it will give written notice to each Holder promptly, but in any event within five Business Days, of the occurrence of an event or condition consisting of a Default, specifying the nature and existence thereof and what action the Company proposes to take with respect thereto.

            5.02. Preservation of Existence and Franchises. Subject to Section 6.04, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority.

            5.03. Books and Records. The Company will keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of generally accepted accounting principles applied on a consistent basis (including the establishment and maintenance of appropriate reserves).

            5.04. Compliance with Law. The Company will comply in all material respects with all applicable laws, rules, regulations and orders of, and all applicable restrictions imposed by, all applicable governmental bodies, foreign or domestic, or authorities and agencies thereof (including quasi-governmental authorities and agencies), in respect of the conduct of its business and the ownership of its property; provided, however, that the Company shall not be in violation of this Section 5.04, (i) if the Company shall in good faith contest the violation of any such law, rule, regulation or order, or the validity thereof by appropriate proceedings and compliance therewith shall legally be held in abeyance without subjecting the Company or any Holder to any criminal liability for failure so to comply therewith, or (ii) in the case of any such law, ordinance, order, rule and regulation relating to environ mental, safety and other standards or controls, to the extent that the failure to comply therewith does not have a material adverse effect on the value of the Real Estate.

            5.05. Insurance. The Company will at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, property and casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice.

            5.06. Maintenance of Property. The Company will maintain and preserve its properties and assets in good repair, working order and condition, normal wear and tear excepted, and will make, or cause to be made, in such properties and assets from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

            5.07. ERISA. The Company shall make in all material respects all contributions required to be made to each Plan under Section 412 of the Code and
Section 302 of ERISA, unless waivers to such contribution requirements have been obtained.

            5.08. Intercreditor Agreement. The Company will comply with the terms of any Intercreditor Agreement in respect of payments to be made in respect of the Debentures notwithstanding that such terms may alter the provisions set forth herein or in the Debentures. Each Holder agrees by accepting a Debenture to be bound by the terms and provisions of each Intercreditor Agreement as if such Holder were a party thereto.

                                    SECTION 6
                               NEGATIVE COVENANTS

            The Company hereby covenants and agrees that so long as this Agreement is in effect and until the Debentures, together with all interest, fees and other obligations hereunder, have been paid in full:

            6.01. Indebtedness. The Company will not, and will not permit any Subsidiary of the Company to Incur or suffer to exist any Indebtedness, except:

            (i) Indebtedness arising under this Agreement and the Debentures;

            (ii) The Indenture Securities and any Indebtedness which is exchanged for or the proceeds of which are used to refinance or refund, or any extension or renewal of, such Indebtedness (other than the Company's Current Coupon Convertible Debentures) (each of the foregoing, a "refinancing") in an aggregate principal amount not to exceed the principal amount or then outstanding accreted value of the Indebtedness so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repur chase, plus the expenses of the Company or the

      Subsidiary, as the case may be, incurred in connection with such refinancing; provided, however, that (A) Indebtedness the proceeds of which are used to refinance the Debentures or Indebtedness which is pari passu with or subordinate in right of payment to the Debentures shall only be permitted if (x) in the case of any refinancing of the Debentures or Indebtedness which is pari passu to the Debentures, the refinancing Indebtedness is Incurred by the Company and made pari passu to the Debentures or subordinated to the Debentures, and (y) in the case of any refinancing of Indebtedness which is subordinated to the Debentures, the refinancing Indebtedness is Incurred by the Company and is also subordinated to the Debentures; (B) the refinancing Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, (1) does not provide for payments of principal of such Indebtedness at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof (including any redemption, defeasance, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Indebtedness upon any event of default thereunder), in each case prior to the stated maturity of the Indebtedness being refinanced and (2) does not permit redemption or other retirement (including pursuant to an offer to purchase) of such Indebtedness at the option of the holder thereof prior to the final stated maturity of the Indebtedness being refinanced, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to an offer to purchase) which is conditioned upon provisions substantially similar to those described in Section 6.10; and (C) any refinancing of such Indebtedness may be Incurred only by the Company; and provided, further, that Indebtedness Incurred pursuant to this clause (ii) may not be Incurred more than 60 days prior to the application of the proceeds to repay the Indebtedness to be refinanced;

            (iii) Indebtedness (other than the Debentures) owed by the Company to RCPI, RCPI Holdings, Inc., RCPI Investors LLC, Whitehall, Whitehall V, Rockprop L.L.C., Prometheus Investors, L.L.C., Troutlet Investments Corporation, Gribble Investments (Tortola) BVI, Inc., Weevil Investments (Tortola) BVI, Inc., Exor Group

      S.A., Derrycroft Enterprises, Inc. or any of their successors, transferees or assigns for which fair value has been received; provided that any such Indebtedness shall be subordinated to the Debentures pursuant to an intercreditor agreement substantially in the form attached hereto as Exhibit E;

            (iv) Purchase Money Secured Debt Incurred by the Company or any Subsidiary of the Company in respect of property acquired after the date hereof, and any refinancing of such Indebtedness in an aggregate principal amount not to exceed the principal amount or then outstanding Indebtedness so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company or the Subsidiary, as the case may be, incurred in connection with such refinancing; provided, however, that (A) Indebtedness the proceeds of which are used to refinance Indebtedness which is pari passu with or subordinate in right of payment to the Debentures shall only be permitted if (x) in the case of any refinancing of Indebtedness which is pari passu to the Debentures, the refinancing Indebtedness is Incurred by the Company and made pari passu to the Debentures or subordinated to the Debentures, and (y) in the case of any refinancing of Indebtedness which is subordinated to the Debentures, the refinancing Indebtedness is Incurred by the Company and is also subordinated to the Debentures; (B) the refinancing Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, (1) does not have a Weighted Average Life less than the Weighted Average Life of the Indebtedness being refinanced and does not have a final stated maturity earlier than the final stated maturity of the Indebtedness being refinanced and (2) does not permit redemption or other retirement (including pursuant to an offer to purchase) of such Indebtedness at the option of the holder thereof prior to the final stated maturity of the Indebtedness being refinanced, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to an offer to purchase) which is conditioned upon provisions substantially similar to those described in Section 6.10 or, in the case of Purchase

      Money Secured Debt, which is conditioned upon the sale or other disposition of the property that secures such Purchase Money Secured Debt; and (C) in the case of any refinancing of Indebtedness Incurred by the Company, the refinancing Indebtedness may be Incurred only by the Company, and in the case of any refinancing of Indebtedness Incurred by a Subsidiary, the refinancing Indebtedness may be Incurred only by such Subsidiary and; provided, further, that a refinancing Incurred pursuant to this clause (iv) may not be Incurred more than 60 days prior to the application of the proceeds to repay the Indebtedness to be refinanced;

            (v) Capital Lease Obligations Incurred by the Company or any Subsidiary of the Company in a principal amount not to exceed $5,000,000 in the aggregate at any one time outstanding, provided that the principal amount of any such Capital Lease Obligation does not, at the time of Incurrence, exceed the fair market value of the property acquired in connection with such Capital Lease Obligation;

            (vi) Redevelopment Debt Incurred by the Company or any Subsidiary of the Company in respect of the Real Estate and any refinancing of such Indebtedness that meets requirements identical to those specified in clause (iv) above;

            (vii) Capital Improvement Debt Incurred by the Company or any Subsidiary of the Company in respect of the Real Estate and any refinancing of such Indebtedness that meets requirements identical to those specified in clause (iv) above;

            (viii) The letters of credit required to be maintained by the Company pursuant to that certain Tax Indemnity Agreement, dated May 29, 1996, by and among the Company, RCP, RCPA, Radio City Music Hall Productions, Inc. and Rockefeller Group, Inc., and those certain letters of credit issued on behalf of the Company in respect of any obligations of the Company to tenants under leases of any part of the Real Estate not to exceed $30,000,000 in the aggregate at any one time outstanding;

            (ix) Up to $170,000,000 of Indebtedness Incurred by the Company from and after the date of this Agreement, including the Notes to the extent outstanding on the date of this Agreement and any refinancing in an aggregate principal amount not to exceed the principal amount of the Indebtedness so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company or the Subsidiary, as the case may be, incurred in connection with such refinancing; provided, however, that a refinancing of Indebtedness Incurred pursuant to this clause (xi) may not be Incurred more than 60 days prior to the application of the proceeds to repay the Indebtedness to be refinanced. Notwithstanding anything to the contrary in this clause (ix), if Net Available Proceeds are used to repay or repurchase any such Indebtedness the principal amount of such repaid or repurchased Indebtedness may not be subsequently Incurred under this clause (ix) unless (1) after giving effect to the Incurrence of such principal amount of Indebtedness the aggregate principal amount of Indebtedness then outstanding under this clause (ix) is equal to or less than $100,000,000 and (2) the proceeds from the Incurrence of such principal amount of Indebtedness are used to improve the Company's assets. In determining whether additional Indebtedness may be Incurred under clause (1) of the immediately preceding sentence, Indebtedness incurred after such a repayment or repurchase shall first be deemed not to be reIncurred in respect of such repaid or repurchased Indebtedness. Set forth on Exhibit G hereto are examples of the application of this clause
      (ix).

            (x) If any holder of at least 40% of the Company's Capital Stock is a REIT and if Net Cash Flow is insufficient to allow the Company to make a distribution to its equity holders in any fiscal year in the amount necessary to permit the Company to make a dividend or distribution that would be sufficient for such REIT to pay dividends so that it would continue to qualify as a REIT under the Code, and a concurrent pro rata dividend or distribution to the other holders of the Company's Capital Stock (the "REIT Qualification Amount"), Indebtedness for borrowed money up to the REIT Qualification Amount.

            The Company may not permit any Subsidiary of the Company to issue any Preferred Stock to any Person other than the Company or a Wholly Owned Subsidiary of the Company or permit any Person other than the Company or any Wholly Owned Subsidiary of the Company to hold any Preferred Stock of a Subsidiary of the Company.

            6.02. Liens. The Company will not and will not permit any Subsidiary to (A)(i) Incur or suffer to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired to secure any Indebtedness, or (ii) assign any right to receive income without in either case making, or causing such Subsidiary to make, effective provision for securing the Debentures (x) equally and ratably with such Indebtedness as to such property for so long as such Indebtedness will be so secured or (y) in the event such Indebtedness is Indebtedness of the Company which is subordinate in right of payment to the Debentures, prior to such Indebtedness as to such property for so long as such Indebtedness will be so secured or (B) Incur or suffer to exist any (i) Liens for taxes, (ii) Liens in respect of property imposed by law such as materialmen's mechanics', warehousemen's and other like Liens, (iii) Liens to secure performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, contracts, performance and return-of-money bonds and other similar obligations and (iv) attachment or judgment Liens.

            The foregoing restrictions shall not apply to: (i) Liens securing only the Debentures; (ii) Liens in favor of the Company; (iii) Liens on real or personal property of the Company or a Subsidiary of the Company as described in the definition of "Purchase Money Secured Debt" to secure only Purchase Money Secured Debt, (iv) Liens securing only Senior Debt, (v) Permitted Liens or (vi) any interest in or title of a lessor to any property subject to a Capital Lease Obligation which is permitted under this Agreement.

            6.03. Nature of Business. The Company will not alter the character or conduct of its business from that conducted and contemplated as of the date hereof except that the Company may engage in related or incidental businesses.

            6.04. Consolidation, Merger, Sale or Purchase of Assets. The Company may not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or permit any other Person to consolidate with or merger into the Company or (ii) directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of its assets, unless: (1) in a transaction in which the Company does not survive or in which the Company sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to the Company is organized under the laws of the United States of America or any state thereof or the District of Columbia and shall expressly assume, by a separate agreement in form satisfactory to the Required Holders, all of the Company's obligations under this Agreement; (2) immediately before and after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing; and (3) immediately after giving effect to such transaction, the Consolidated Net Worth of the Company (or other successor entity to the Company) is equal to or greater than that of the Company immediately prior to the transaction.

            6.05. Limitation on Investments. The Company may not, and may not permit any Subsidiary of the Company to, make or suffer to exist any Investment in any Person other than an Investment in the Company or a Subsidiary of the Company or a Person that will become or be merged into or consolidated with a Subsidiary as a result of such Investment; provided, however, that notwithstanding the foregoing, the Company and any Subsidiary of the Company may make (i) Permitted Investments or (ii) any Investment the amount of which is treated as a Restricted Payment for all purposes of this Agreement.

            6.06. Transactions with Affiliates. The Company will not enter into any transaction or series of trans actions with any stockholder, employee or Affiliate other than on terms and conditions substantially as favorable to the Company as would be obtainable by it in a comparable arm's-length transaction with a Person other than a stock holder, employee or Affiliate, except for (i) employment contracts and other employee benefit plans and arrangements entered into in the ordinary course of business, (ii) arran gements with directors approved by the Board of Trustees of the Company, (iii) the Management Agreement, dated June 18, 1996, by and between the Company and Tishman Speyer Properties, L.P. as it may be extended on substantially the same terms, (iv) making any permitted Restricted Payment or (v) incurring any Indebtedness permitted under Section 6.01(iii). For any transaction that involves payments in excess of $10,000,000, a majority of the disinterested members of the Board of Trustees shall determine that the transaction satisfies the above criteria and shall evidence such a determination by a resolution of the Board of Trustees.

            6.07. Sale and Leaseback. The Company will not enter into any arrangement pursuant to which it will lease back, as lessee, any property (real, personal or mixed, tangible or intangible) previously owned by it and sold or otherwise transferred or disposed of, directly or indirectly, to the owner-lessor of such property unless such transaction is in lieu of the Incurrence of Purchase Money Secured Debt and a Lien to secure such Indebtedness which would be permitted under the terms of Sections 6.01(iv) and 6.02.

            6.08. Limitation on Restricted Payments. The Company (i) may not, and may not permit any Subsidiary of the Company to, directly or indirectly, declare or pay any dividend or make any distribution (including any payment in connection with any merger or consolidation derived from assets of the Company or any Subsidiary) in respect of its Capital Stock or to the holders thereof, excluding (a) any dividends or distributions by the Company payable solely in shares of its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire its Capital Stock (other than Redeemable Stock), and (b) in the case of a Subsidiary, dividends or distributions payable to the Company or a Wholly Owned Subsidiary of the Company or pro rata dividends or distributions, (ii) may not, and may not permit any Subsidiary to, purchase, redeem, or otherwise acquire or retire for value (a) any Capital Stock of the Company or any Subsidiary or any Related Person of the Company or (b) any options, warrants or other rights to acquire shares of Capital Stock of the Company or any Subsidiary or any Related Person of the Company or any securities convertible or exchangeable into shares of Capital Stock of the Company or any Subsidiary or any Related person of the Company, in each case except, in the case of Capital Stock of a Subsidiary, from the Company or a Wholly Owned Subsidiary of the Company, and (iii) may not, and may not permit any Subsidiary to, redeem, repurchase, defease or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment Indebtedness of the Company which is subordinate in right of payment to the Debentures (each of clauses (i) through (iii) being a "Restricted Payment") if: (1) a Default or Event of Default shall have occurred and is continuing or would result from such Restricted Payment, or (2) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments (which term does not include any Permitted Distributions (as defined below)) from June 30, 1996 exceeds the sum of: (a) cumulative Net Cash Flow (or, in the case Net Cash Flow shall be negative, less such deficit) of the Company since June 30, 1996 through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment for which quarterly or annual financial statements are available (taken as a single accounting period); plus (b) 100% of the aggregate net proceeds received by the Company after July 10, 1996, from contributions of capital or the issuance and sale (other than to a Subsidiary) of Capital Stock (other than Redeemable Stock) of the Company, options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) of the Company and Indebtedness of the Company that has been converted into or exchanged for Capital Stock (other than Redeemable Stock and other than by or from a Subsidiary) of the Company other than Investors Equity (as defined below). Prior to the making of any Restricted Payment, the Company shall deliver to the Holder's a certificate of the President of the Company setting forth the computations by which the determination required by clause (2) above was made and stating that no Default or Event of Default has occurred and is continuing or will result from such Restricted Payment.

            Notwithstanding the foregoing, the Company shall be entitled to make the following Restricted Payments unless a payment Default described in Section 7.01(a) has occurred and is continuing or would result from the making of such Restricted Payment:

            (x) if any holder of at least 40% of the Company's Capital Stock is a real estate investment trust ("REIT") as defined in the Code, any dividends or distributions that together with other Restricted Payments permitted to be made pursuant to this Section 6.08 would be sufficient for such REIT to pay dividends to the extent the payment of such dividends would permit such REIT to receive a dividends paid deduction and reduce its corporate level tax (but not below zero), and a concurrent pro rata dividend or distribution to the other holders of the Company's Capital Stock; and

            (y) distributions or dividends permitted under Section 6.10.

            Notwithstanding any provision herein to the contrary, the Company shall be permitted to make distributions and dividends to the extent the Company would be able, pursuant to the terms of Section 1008 of the 1985 Indenture, to make a distribution of "Distributable Cash"

(as defined therein), such distributions and dividends under this final paragraph of Section 6.08 being "Permitted Distributions," provided that after giving effect to a Permitted Distribution and all prior Permitted Distributions, the amount distributed pursuant to this final paragraph of Section 6.08 is no greater than the total amount of equity invested directly or indirectly in the Company by the Equity Investors on or after July 10, 1996 (the "Investors Equity") minus $300,000,000. Permitted Distributions shall not be considered Restricted Payments for any purpose under this Agreement. For purposes of this final paragraph of Section 6.08, Equity Investors means RCPI, RCPI Holdings, Inc., RCPI Investors LLC, Whitehall, Whitehall V, Rockprop L.L.C., Prometheus Investors, L.L.C., Troutlet Investments Corporation, Gribble Investments (Tortola) BVI, Inc., Weevil Investments (Tortola) BVI, Inc., Exor Group S.A., Derrycroft Enterprises, Inc. or any of their successors, transferees or assigns.

            6.09. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company may not, and may not permit any Subsidiary to, directly or indir ectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company (i) to pay divi dends (in cash or otherwise) or make any other distributions in respect of its Capital Stock owned by the Company or any other Subsidiary of the Company or pay any Indebtedness or other obligation owed to the Company or any other Subsid iary; (ii) to make loans or advances to the Company or any other Subsidiary; or (iii) to transfer any of its property or assets to the Company or any other Subsidiary. Notwith standing the foregoing, the Company may, and may permit any Subsidiary to, suffer to exist any such encumbrance or restriction (a) pursuant to the 1985 Indenture and the Loan Agreement; (b) pursuant to an agreement relating to any Indebtedness Incurred by a Person (other than a Subsidiary of the Company existing on the date hereof or any Subsidiary carrying on any of the businesses of any such Subsidiary) prior to the date on which such Person became a Subsidiary of the Company and outstanding on such date and not Incurred in anticipation of becoming a Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired; (c) pursuant to an agreement relating to any Indebtedness Incurred by a Subsidiary of the Company that does not own any of the properties or assets that are owned by the Company as of the date hereof, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than such Subsidiary; (d) pursuant to an agreement effecting a renewal, refunding or extension of Indebtedness Incurred pursuant to an agreement referred to in clause (a), (b) or (c) above; provided, however, that the provisions contained in such renewal, refunding or extension agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement the subject thereof, as determined in good faith by the Board of Trustees and evidenced by a resolution of the Board of Trustees; (e) in the case of clause (iii) above, restrictions contained in any security agreement (including a capital lease) securing Indebtedness of a Subsidiary otherwise permitted under this Agreement, but only to the extent such restrictions restrict the transfer of the property subject to such security agreement; (f) in the case of clause (iii) above, customary nonassignment provisions entered into in the ordinary course of business consistent with past practices in leases and other contracts to the extent such provisions restrict the transfer or subletting of any such lease or the assignment of rights under any such contract; (g) any restriction with respect to a Subsidiary of the Company imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, provided that consummation of such transaction would not result in a Default or Event of Default, that such restriction terminates if such transaction is closed or abandoned and that the closing or abandonment of such transaction occurs within one year of the date such agreement was entered into; or (h) if such encumbrance or restriction is the result of applicable corporate law or regulation relating to the payment of dividends or distributions.

            6.10. Limitation on Asset Dispositions. The Company may not, and may not permit any Subsidiary to, make any Asset Disposition in one or more related transactions unless: (i) the Company or the Subsidiary, as the case may be, receives consideration for such disposition at least equal to the fair market value for the assets sold or disposed of as determined by the Board of Trustees in good faith and evidenced by a resolution of the Board of Trustees; (ii) at least 75% of the consideration for such disposition consists of cash or readily marketable cash equivalents or the assumption of Indebtedness of the Company (other than Indebtedness that is subordinated to the Deben tures) relating to such assets and release from all liabil ity on the Indebtedness assumed; and
(iii) all Net Available

Proceeds, less any amounts invested within 360 days of such disposition in assets related to the business of the Company, are applied within 360 days of such disposition (1) first, to the permanent repayment or reduction of Senior Debt then outstanding under any agreements or instruments which would require such application or prohibit payments pursuant to clause (2) or (3) following,
(2) second, to the permanent repayment or reduction of other Indebtedness of the Company that ranks pari passu with the Debentures Incurred after the date hereof and permitted pursuant to Section 6.01 then outstanding under any agreements or instruments which would require such application or prohibit payments pursuant to clause (3) following, (3) third to the extent of remaining Net Available Proceeds, to make an Offer to Purchase outstanding Debentures at 102.5% (or at the then applicable Redemption Price, if lower) of their principal amount plus accrued interest to the date of purchase, and (4) fourth, to the extent of any remaining Net Available Proceeds, to any other use as determined by the Company which is not otherwise prohibited by this Agreement including, without limitation, the repayment of other Indebtedness of the Company or Indebtedness of a Subsidiary of the Company (to the extent permitted under the terms thereof) and the payment of any dividend or distribution in respect of the Capital Stock of the Company. The provisions of this Section 6.10 shall not apply in the event of a sale, lease or other disposition of all or substantially all of the Company's assets in which case the provisions of Section 6.04 or Section 8.01(b) shall apply as appropriate.

            6.11. Limitation on Repayment of Indebtedness. The Company may not and may not permit any Subsidiary to, use Net Cash Flow to voluntarily repay or repurchase, in whole or in part, any Indebtedness for borrowed money of the Company or any Subsidiary that ranks pari passu with the Debentures without first making an Offer to Purchase outstanding Debentures in an amount of the Net Cash Flow proposed to be used to repay or repurchase such other Indebtedness at 102.5% (or at the then applicable Redemption Price (calculated pursuant to Section 8.01(a)(ii)), if lower) of their principal amount plus accrued interest to the date of purchase.

            6.12. Limitation on Use of Senior Debt Proceeds. The Company may not and may not permit any Subsidiary to, use the proceeds of any Senior Debt to make a Restricted Payment or to voluntarily repay or repurchase, in whole or in part, any Indebtedness for borrowed money of the Company or any Subsidiary that ranks pari passu with the Debentures without first making an Offer to Purchase outstanding Debentures in an amount of such proceeds proposed to be used to make such Restricted Payment or to repay or repurchase such other Indebtedness at 102.5% (or at the then applicable Redemption Price (calculated pursuant to Section 8.01(a)(ii)), if lower) of their principal amount plus accrued interest to the date of purchase.

                                    SECTION 7
                                EVENTS OF DEFAULT

            7.01. Events of Default. An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

            (a) Payment. The Company shall (i) default in the payment when due of any principal, or premium, owing hereunder or under the Debentures (including any mandatory redemption required hereunder or any voluntary redemption after giving notice thereof in accordance with Section 8.01 or any repurchase price payable pursuant to Section 6.10 or 6.11), or (ii) default in the payment when due of any interest, fees or other amounts owing hereunder or under the Debentures or in connection herewith or therewith and such default referred to in this subparagraph (ii) shall continue unremedied for at least thirty (30) days; or

            (b) Representations. Any representation, warranty or statement made on the date hereof by the Company herein or in any statement or certificate delivered or required to be delivered pursuant hereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made; or

            (c) Covenants. The Company shall (i) default in the due performance or observance of any term, covenant or agreement contained in Section 5.01(e) or in Section 6 (other than Sections 6.03 and 6.06), or (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsection (a), (b) or (c)
      (i) of this Section 7.01) contained in this Agreement, and such default referred to in this subparagraph (ii) shall continue unremedied for a period of at least 30 days after notice from Holders owning at least twenty-five percent (25%) of the outstanding Debentures of such default (or, if such default cannot be cured within such thirty (30) day period and the Company is at all times diligently pursuing the cure thereof, such default shall continue unremedied for a period of at least ninety (90) days after notice of such default is given); or

            (d) Bankruptcy, Etc. (i) The Company or any Subsidiary of the Company shall commence a voluntary case concerning itself under the Bankruptcy Code in Title 11 of the United States Code (as amended, modified, succeeded or replaced, from time to time, the "Bankruptcy Code"); or (ii) an involuntary case is commenced against the Company or any Subsidiary of the Company under the Bankruptcy Code and the petition is not dismissed within 90 days after commencement of the case; or (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of all or substantially all of the property of the Company or any Subsidiary of the Company; or (iv) the Company or any Subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of the debt, relief of creditors, dissolution, insolvency or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Subsidiary of the Company; or (v) there is commenced against the Company or any Subsidiary of the Company any such proceeding which remains undismissed for a period of 90 days after commencement of such proceeding; or (vi) the Company or any Subsidiary of the Company is adjudicated insolvent or bankrupt; or (vii) any order of relief or other order approving any such case or proceeding is entered; or (viii) the Company or any Subsidiary of the Company suffers appointment of any custodian or the like for it or for any substantial part of its property and such appointment continues unchanged or unstayed for a period of 90 days after commencement of such appointment; or (ix) the Company or any Subsidiary of the Company makes a general assignment for the benefit of creditors; or (x) any corporate, partnership or trust action, as applicable, is taken by the Company or any Subsidiary of the Company for the purpose of effecting any of the foregoing; or

            (e) Defaults under Other Agreements. (i) The Company or any Subsidiary of the Company shall (x) default in any payment in an amount of $5,000,000 or more (beyond the applicable grace period with respect thereto, if any) with respect to any other Indebtedness, or (y) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default, in the case of (y), or other event or condition is that either (i) any such Indebtedness of the Company or any Subsidiary of the Company, in an amount of $5,000,000 or more, shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof or (ii) the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) have become entitled (either voluntarily or involuntarily) to receive any of the assets of the Company or any Subsidiary of the Company as full or partial satisfaction of such Indebtedness.

            (f) Judgments. One or more final judgments or decrees shall be entered against the Company or any Subsidiary of the Company involving a liability of $10,000,000 or more in the aggregate for all such judgments and decrees collectively (not paid or fully covered by insurance provided by a carrier who has acknowledged coverage) and any such judgments or decrees shall not have been vacated, discharged, paid or stayed or bonded pending appeal within the time permitted to appeal therefrom other than any such judgment or decree arising out of, associated with or related to the litigation captioned Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership III v. Rockefeller Center Properties, Inc., 96 Civ. 1445 that is pending in the United States Federal District Court for the Southern District of New York or Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership III v. Rockefeller Center Properties, Inc., et, al., Case No. 96 CH 03341 that is pending in the Circuit Court of Cook County, Illinois.

            7.02 Remedies. Upon the occurrence of an Event of Default, the Required Holders, by written notice to the Company, may take any of the following actions without prejudice to its rights to enforce its claims against the Company, except as otherwise specifically provided for herein:

            (i) Acceleration of Debentures. Declare the unpaid principal of and any accrued interest in respect of the Debentures to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company;

            (ii) Enforcement of Rights. Enforce any and all Liens and security interests in favor of the Holders in respect of the Debentures and any other amounts due and all rights of set-off; and

            (iii) Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the outstanding Debentures may on behalf of the Holders of all the Debentures waive any past default hereunder, except a default:

                  (1) in the payment of the principal of, or premium, or any interest on any Debenture, or

                  (2) in respect of a covenant or provision hereof which under
            Section 9.05 cannot be modified or amended without the consent of the Holder of each outstanding Debenture.

            Upon any such waiver, such default ceases to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 7.01(d) shall occur, then the Debentures shall immediately become due and payable without the giving of any notice or other action by any Holder.

                                    SECTION 8
                                   REDEMPTION

            8.01. Redemption.

            (a) Voluntary Redemption. (i) Provided the Notes have been paid in full or funds for such payment have been irrevocably deposited with an agent (reasonably satisfactory to the Agent) for such payment, the Company shall have the right to redeem the Debentures at any time on or after

December 30, 2000 in whole or in part upon 30 days advance written notice in accordance with Section 8.01(d) to each Holder which notice shall specify the date on which the Company will effect such redemption (a "Redemption Date").

            (ii) Debentures redeemed from December 30, 2000 through December 31, 2001, inclusive, shall be redeemed at 105% of the principal amount of Debentures redeemed; debentures redeemed from January 1, 2002 through December 31, 2002, inclusive, shall be redeemed at 103% of the principal amount of Debentures redeemed; debentures redeemed from January 1, 2003 through December 31, 2003, inclusive, shall be redeemed at 101.5% of the principal amount of Debentures redeemed; and Debentures redeemed thereafter shall be redeemed at 100% of the principal amount of Debentures redeemed, in each case with interest accrued to the date of redemption.

            (b) Mandatory Redemption. Concurrently with the consummation of any single transaction or upon the sale, lease or other disposition of assets having fifty percent (50%) of the value of all of the Company's assets in connection with a series of related transactions, in either case, in which the Company shall directly or indirectly sell, lease or otherwise dispose of all or substantially all of its assets to two or more Persons that are not Affiliated with one another, the Company shall redeem all, but not less than all, of the Debentures upon 30 days advance written notice in accordance with Section 8.01(d) to each Holder, which notice shall specify the Redemption Date, at the following redemption price:

            (i) if such redemption shall occur prior to December 30, 2000, at 100% of the principal amount of the Debentures, plus the Yield Maintenance Premium, plus accrued interest to the date of redemption; or

            (ii) if such redemption shall occur on or after December 30, 2000, at the then applicable Redemption Price calculated pursuant to Section 8.01(a)(ii) plus accrued interest to the date of redemption.

            (c) Partial Redemption. (i) If less than all of the then outstanding Debentures are to be redeemed on any Redemption Date, the Company shall (x) include in the notice provided to the Holders pursuant to Section 8.01(d) the principal amount of Debentures then outstanding and the principal amount of Debentures to be redeemed and (y) effect such redemption (to the extent practicable within $1,000 increments) on a pro rata basis.

            (ii) Any Debenture which is to be redeemed only in part shall be surrendered at the place specified in the notice delivered to Holders pursuant to Section 8.01(d) (with due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute and deliver to the Holder of such Debenture without service charge, a new Debenture or Debentures of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debenture so surrendered. At the Company's election, any such redemption may be treated as a repurchase of such Debentures and in such case, the Holders of such Debentures shall assign such Debentures to the Company or its designee (without representation or warranty by, or recourse to, such Holders).

            (d) Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder, at his address appearing in the Security Register (as defined below).

            All notices of redemption shall state:

            (i) the Redemption Date,

            (ii) the Redemption Price,

            (iii) that on the Redemption Date the Redemption Price will become due and payable upon each Debenture and that interest thereon will cease to accrue on and after said date, and

            (iv) the place or places where each Debenture is to be surrendered for payment of Redemption Price.

            Notice of redemption of Debentures to be redeemed at the election of the Company shall be given by the Company and at the expense of the Company and shall be irrevocable.

            (e) Interest after Redemption Date. On any Redemption Date on which the then outstanding Debentures are to be redeemed in whole, the then outstanding Debentures shall become due and payable at the Redemption Price, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Debentures shall cease to bear interest. Upon surrender of any such Debenture for redemption in accordance with the notice specified in Section 8.01(d), such Debenture shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date. If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate plus such additional rate prescribed in Section 2.03.

                                    SECTION 9
                                  MISCELLANEOUS

            9.01. Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth below, or at such other address as such party may specify by written notice to the other party hereto:

        if to the Company:   RCPI Trust
                             c/o Tishman Speyer Properties, L.P.
                             520 Madison Avenue
                             New York, New York  10022
                             Attention:  Jerry Speyer
                             Telephone:  212-715-0310
                             Telecopy:  212-319-1745

        if to the Holders: at the addresses set forth in the
                             Security Register

            9.02. Benefit of Agreement; Assignments and Participations.

            This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Company may not assign and transfer any of its interests without prior written consent of each Holder.

            Nothing in this Agreement or in the Debentures, express or implied, shall give to any Person other than the parties hereto, any benefit or any legal or equitable right, remedy or claim under this Agreement.

            9.03. No Waiver; Remedies Cumulative. No failure or delay on the part of any Holder in exercising any right, power or privilege hereunder or under the Debentures and no course of dealing between the Company and any Holder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under the Debentures preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Holders would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Holders to any other or further action in any circumstances without notice or demand.

            9.04. Payment of Expenses; Indemnification. The Company agrees to:

            (i) pay all reasonable out-of-pocket costs and expenses of Whitehall, Whitehall Street V and the Holders in connection with any amendment, waiver or consent relating hereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Company under this Agreement and of the Holders in connection with enforcement of this Agreement, the Debentures and any documents and instruments referred to herein or therein (including, without limitation, the fees and disbursements of counsel for the Company);

            (ii) pay and hold the Holders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save the Holders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Holders) to pay such taxes;

            (iii) indemnify the Holders, their respective officers, directors, partners, employees, representatives, affiliates and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Holder is a party thereto) related to the entering into and/or performance of this Agreement or the Debentures or the use of proceeds of the Debentures hereunder or the consummation of any other transactions contemplated in this Agreement or the Debentures (including the resale of the Debentures and the exchange of the Debentures as contemplated by the agreement referred to in Section 3.01(e)), including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding, as the same are incurred (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified); and

            (iv) if the indemnification provided for in Section 9.04(iii) is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then the Company shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holders on the other from the consummation of the transactions contemplated in this Agreement and the Original Debenture Purchase Agreement. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Holders on the other in connection with the actions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Holders on the other hand shall be deemed to be in the same proportion as the total net proceeds from the

      Debentures (before deducting expenses) received by the Company (as successor in interest to RCPI) bear to the net fees paid in accordance with this Agreement and the Original Debenture Purchase Agreement and retained by the indemnified Holders. The relative fault shall be determined by reference to, among other things, whether the action of the Company on the one hand or the Holders on the other and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this subsection (iv) were determined by any method of allocation which does not take account of the equitable considerations referred to above in this subsection (iv). The amounts paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this subsection (iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, as the same are incurred. The Company's and the Holders' obligations in this subsection (iv) to contribute are several and not joint.

Neither Whitehall nor any of its directors, officers, agents or employees shall be liable to the Company for any action taken or omitted to be taken by it or any of them under or in connection with this Agreement or the Debentures, except for gross negligence or willful misconduct attributable to such Person.

            9.05. Amendments, Waivers and Consents. Any provision of this Agreement or the Debentures may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Holders; provided, that no such amendment, waiver or modification shall, unless signed by all the Holders (i) subject any Holder to any additional obligation,
(ii) reduce the principal of, or premium, if any, or rate of interest on any Debenture or any fees hereunder, (iii) postpone the date fixed for any payment of principal of, or premium, if any, or interest on any Debenture or any fees hereunder, (iv) change the percentage of the aggregate unpaid principal amount of the Debentures, or the number of Holders which shall be required for the Holders or any of them to take any action under this Section 9.05 or any other provision of this Agreement or (v) amend or waive the provisions of this Section 9.05.

            9.06. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

            9.07. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            9.08. Survival of Indemnities. All indemnities set forth herein, including, without limitation, in Section 9.04, shall survive the execution and delivery of this Agreement, the issuance of the Debentures, and the payment of principal of the Debentures and other obligations hereunder.

            9.09. Governing Law; Submission to Jurisdiction; Venue.

            (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Nothing herein shall affect the right of any Holder to commence legal proceedings or to otherwise proceed against the Company in any other jurisdiction.

            (b) The Company hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or the Debentures brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            (c) THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

            9.10. Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

            9.11. Entirety. This Agreement together with the other Loan Documents represents the entire agreement of the parties hereto and thereto, and supersedes all prior agreements and understandings, oral or written, if any, relating to the Loan Documents or the transactions contemplated herein.

            9.12. Survival of Representations and Warranties. All representations and warranties made by the Company herein shall survive issuance and delivery of the Debentures hereunder.

            IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


                                        RCPI TRUST


                                        By: /s/ Geoffrey P. Wharton
                                            --------------------------------
                                            Name:  Geoffrey P. Wharton
                                            Title: Vice President


                                         WHRC REAL ESTATE LIMITED
                                         PARTNERSHIP

                                         By:  WHRC Gen-Par, Inc.,
                                            --------------------------------
                                                its General Partner


                                         By: /s/ Ralph F. Rosenberg
                                            --------------------------------
                                             Name:  Ralph F. Rosenberg
                                             Title: Vice President

                                    EXHIBIT A

                                    Debenture

                          [Form of Face of Debenture.]



 ..............

No. .........                                                         $ ........

            RCPI Trust, a business trust duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Debenture Purchase Agreement hereinafter referred to), for value received, hereby promises to pay to
 ......................................, or registered assigns, the principal sum of ...................................... Dollars on Decem ber 31, 2007. This
Debenture shall bear interest on the unpaid principal amount hereof from the date hereof or from the most recent Interest Payment Date to which interest has been paid at the rate of 14% per annum until the principal hereof is paid. Such interest shall be paid semi-annually on June 2 and December 2 in each year, commencing June 2, 1995, except as otherwise provided in Section 2.03(b) of the Debenture Purchase Agreement. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the rate of interest borne by this Debenture shall be 16% per annum, compounded semi-annually. The interest payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

            Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts provided, however, that at the option of the Company payment of interest may be made by check drawn on a member of the New York Clearing House Association mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

            Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:


                           RCPI Trust

                           By...................................................

Attest:

 .........................................

                          [Form of Reverse of Security]

            This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued under an Amended and Restated Debenture Purchase Agreement, dated as of July __, 1996 (herein called the "Debenture Purchase Agreement"), between the Company and WHRC Real Estate Limited Partnership, a Delaware limited partnership and reference is hereby made to the Debenture Purchase Agreement for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company and the Holders of the Securities and of the terms upon which the Securities are, and are to be, issued and delivered.

            The Securities of this series are subject to redemption upon not less than 30 days' notice by mail, at any time on or after December 30, 2000, as a whole or in part, at the election of the Company, at the following redemption prices (expressed as percentages of the principal amount): If redeemed from December 30, 2000 through December 31, 2001, inclusive, 105%; from January 1, 2002 through December 31, 2002, inclusive 103%; from January 1, 2003 through December 31, 2003, inclusive, 101.5%; and thereafter at a price equal to 100%, together in the case of any such redemption with accrued interest to the Redemption Date. The Securities are also subject to mandatory redemption as provided in the Debenture Purchase Agreement.

            The Debenture Purchase Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Debenture Purchase Agreement at any time by the Company with the consent of the Required Holders (as defined in the Debenture Purchase Agreement). The Debenture Purchase Agreement also contains provisions permitting the Holders of specified percentages in principal amount of the Securities on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Debenture Purchase Agreement. Any such consent or waiver by any Holder shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

            No reference herein to the Debenture Purchase Agreement and no provision of this Security or of the

Debenture Purchase Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium (if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

            As provided in the Debenture Purchase Agreement and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Debenture Purchase Agreement and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

            No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to due presentment of this Security for registration of transfer, the Company and any agent of the Company may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

            By accepting this Debenture the Holder agrees to be bound by the terms and provisions of any Intercreditor Agreement as if such Holder were a party thereto.

            All terms used in this Security which are defined in the Debenture Purchase Agreement shall have the meanings assigned to them in the Debenture Purchase Agreement.

                                    EXHIBIT B

                              Officer's Certificate

            I, ___________________, the _____________ of RCPI Trust (the
"Company"), hereby certify that, to the best of my knowledge, with respect to that certain Amended and Restated Debenture Purchase Agreement between the Company and WHRC Real Estate Limited Partnership, dated as of July __, 1996, as of the date hereof no Default or Event of Default has occurred and is continuing.


            This the __th day of _________, 19__.


                                                   _________________________
                                                   [                ]

                                    EXHIBIT C

                          REGISTRATION RIGHTS AGREEMENT

            REGISTRATION RIGHTS AGREEMENT, dated as of July __, 1996, by and between RCPI Trust, a Delaware business trust (the "Company"), and WHRC Real Estate Limited Partnership, a Delaware limited partnership ("Whitehall").

                                    RECITALS

            WHEREAS, the Company and Whitehall have entered into an Amended and Restated Debenture Purchase Agreement (the "Debenture Purchase Agreement"), dated as of July __, 1996, relating to the Company's Debentures (the "Debentures", which term shall include any security issued by the Company pursuant to that certain Agreement, dated July __, 1996, between the Company and Whitehall, a form of which is attached as Exhibit F to the Debenture Purchase Agreement, which agreement, by its terms, applies only to the parties named therein and any Future Beneficiary (as defined therein)) in the aggregate principal amount of $75 million.

            WHEREAS, this Agreement is being entered into as a condition to entering into the Debenture Purchase Agreement to facilitate the resale by Whitehall and its successors and assigns of the Debentures;

            NOW, THEREFORE, in consideration of the premises, and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

            1. Certain Definitions.

            1.1. As used in this Agreement, the following terms shall have the following respective meanings:

      (a) "Business Day" means any day that is not a day on which banking institutions are authorized or required to be closed in the State of New York or the State in which the principal corporate trust office of any trustee under an Indenture is located.

      (b) "Company" has the meaning specified in the first paragraph to this agreement.

      (c) "Company Securities" has the meaning specified in Section 2.1(g).

      (d) "Cut Back Notice" has the meaning specified in Section 2.1(d).

      (e) "Debenture Purchase Agreement" has the meaning specified in the Recitals.

      (f) "Debentures" has the meaning specified in the Recitals.

      (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      (h) "Holders" means the holders from time to time of the Debentures.

      (i) "Piggyback Registration Rights" has the meaning specified in Section 2.2.

      (k) "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering made pursuant to Section 2.1 or 2.2 of any of the Company's debt securities covered by such Registration Statement and by all other amendments and supplements to such prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

      (l) "Registered Securities" has the meaning specified in Section 3.1.

      (m) "Registration Demand" has the meaning specified in Section 2.1.

      (n) "Registration Statement" means any registration statement of the Company pursuant to Section 2.1 or 2.2 filed under the Securities Act that covers any of the Company's debt securities, including the Prospectus, any amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all materials incorporated by reference in such registration statement.

      (o) "Representative" has the meaning specified in Section 3.8.

      (p) "SEC" means the Securities and Exchange Commission.

      (q) "Securities Act" means the Securities Act of 1933, as amended.

      (r) "Shelf Registration" has the meaning specified in Section 2.1(c)(i).

      (s) "Shelf Registration Statement" has the meaning specified in Section 2.1(c)(i).

      (t) "Takedown" has the meaning specified in Section 2.1(c)(ii).


            2. Registration Rights.

            2.1. Demand Registration. (a) The Holders of (i) at least $30,000,000 aggregate principal amount of Debentures then outstanding shall have the right to request in writing that the Company effect a registration of such Holders' Debentures pursuant to the provisions of this Section 2.1 or (ii) at least $20,000,000 aggregate principal amount of Debentures then outstanding shall have the right to request in writing that the Company effect a registration of such Holders' Debentures pursuant to a Takedown under this
Section 2.1 (each such request, a "Registration Demand"). A Registration Demand shall specify the principal amount of Debentures that each such Holder proposes to sell in the offering. If no Shelf Registration Statement (as defined in Section 2.1(c)(i) below) shall be effective as of the date of the Registration Demand, the demanding Holders may elect to have the Company register such Debentures in accordance with either Section 2.1(c)(i) or Section 2.1(d). If a Shelf Registration Statement shall be effective as of the date of the Registration Demand, then all demanding Holders shall be deemed to have elected to register their Debentures pursuant to Section 2.1(c)(ii). The Holders of Debentures may each make one Registration Demand pursuant to Sections 2.1(c)(i) and 2.1(d) and two Registration Demands per year pursuant to an existing Shelf Registration Statement pursuant to Section 2.1(c)(ii) for which the Company will pay and bear all costs and expenses in accordance with Section 3.3 and thereafter, the Holders may make one Registration Demand per year pursuant to Sections 2.1(c)(i) and 2.1(d) and one Registration Demand per year pursuant to an existing Shelf Registration Statement pursuant to Section 2.1(c)(ii) for which such requesting Holders shall pay and bear all costs and expenses.

            (b) Upon receipt of a Registration Demand (other than for a Takedown), the Company shall give written notice thereof to all of the other Holders of Debentures at least 30 days prior to the initial filing of a Registration Statement relating to such Registration Demand. Each of the other Holders of Debentures shall have the right, within 20 days after the delivery of such notice, to request that the Company include all or a portion of such Holder's Debentures in such Registration Statement. Upon receipt of a Registration Demand that is a Takedown, a Representative of such selling Holders shall give written notice thereof to all of the Holders of Debentures at least three Business Days prior to the initial filing of a Registration Statement relating to such Registration Demand. Each of the other such Holders shall have the right, within one Business Day after the delivery of such notice, to request that the Company include all or a portion of such Holder's Debentures in such Registration Statement.

            (c) (i) As promptly as practicable and in no event later than 120 days after the Company receives a Registration Demand electing to register Debentures pursuant to this Section 2.2(c)(i), the Company shall file under the Securities Act a "shelf" registration statement (the "Shelf Registration Statement") providing for the registration and the sale on a continuous or delayed basis of all of the Debentures pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the SEC (the "Shelf Registration"); provided, that at the time the Company receives such Registration Demand, the Company is eligible to file a Shelf Registration Statement under the Securities Act. The Company agrees to use its best efforts to cause the Shelf Registration Statement to become or be declared effective as soon as practicable and to keep such Shelf Registration continuously effective for a period ending on the occurrence of the earlier of (x) the third anniversary of the Registration Demand and (y) notification by all of the requesting Holders that such Holders have sold all of the Debentures owned by them. The Company further agrees to supplement or make amendments to the Shelf Registration Statement and the prospectus included therein (x) as may be necessary to effect and maintain the effectiveness of such Shelf Registration Statement for the period set forth in the previous sentence and (y) as may be required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration or by the Securities Act or rules and regulations thereunder for shelf registration. The Company agrees to furnish to the Holders of the securities registered thereby copies of any such supplement or amendment (but excluding any periodic reports required to be filed with the SEC under the Exchange Act) so that such Holders through the Representative(s) have a reasonable opportunity to comment thereon prior to its being used and/or filed with the SEC.

            (ii) As promptly as practicable after the Company receives a Registration Demand from a Holder or Holders of Debentures pursuant to which such Holder is deemed to have elected to register Debentures pursuant to an existing Shelf Registration Statement (a "Takedown"), the Company shall file a Prospectus or any necessary supplement to a Prospectus with the SEC and otherwise comply with the Securities Act and all rules, regulations and instructions thereunder applicable to such Takedown. In the event that no Prospectus or other filing is required nor any other action that necessitates the Company's participation is required to effect a sale of Debentures pursuant to an effective Shelf Registration Statement, each selling Holder agrees to provide the Company with at least three Business Days' notice of its intention to sell Debentures pursuant to the Shelf Registration Statement; provided, however, that the Company shall have the right to postpone any such sale for a reasonable period of time not to exceed 90 days if: the President of the Company delivers a certificate to such selling Holders stating that it would be significantly disadvantageous to the Company to proceed with such sale at such time.

            (d) As promptly as practicable and in no event later than 120 days after the Company receives a Registration Demand electing to register Debentures pursuant to this Section 2.1(d), the Company shall file with the SEC a Registration Statement, on any form that shall be available and appropriate for the sale of such Debentures in accordance with the intended method of distribution thereof. The Company shall include in such Registration Statement all of the Debentures of such requesting Holders that such Holders have requested to be included therein pursuant to Sections 2.1(a) and 2.1(b); provided, however, that, if the requested registration involves an underwritten offering, the Debentures to be registered may be reduced if the managing underwriter delivers a notice (a "Cutback Notice") pursuant to Section 2.1(g).

            The Company shall use its best efforts to cause each such Registration Statement to be declared effective and to keep such Registration Statement continuously effective and usable for resale of such Debentures for a period of 90 days from the date on which the SEC declares such Registration Statement effective or such shorter period as is necessary to complete the distribution of the securities registered thereunder.

            (e) The Representative(s) shall determine the method of distribution of Debentures pursuant to a Registration Demand.

            (f) If a Registration Demand involves an underwritten offering, Goldman, Sachs & Co. shall be the managing underwriter for such offering unless Goldman, Sachs & Co. declines such engagement, in which event, the Representative(s) shall select the managing underwriter; provided that such managing underwriter so selected shall be reasonably satisfactory to the Company.

            (g) In the event that the proposed offering is an underwritten offering and includes securities to be offered for the account of the Company (the "Company Securities"), the provisions of this Section 2.1(g) shall be applicable if the managing underwriter delivers a Cutback Notice stating that, in its opinion, the principal amount of Company Securities and the principal amount of Debentures that the Holders have requested to be registered exceeds the maximum principal amount of securities specified by the managing underwriter in such Cutback Notice that may be distributed without adversely affecting the price, timing or distribution of the securities being distributed. If the managing underwriter delivers such Cutback Notice, the number of Company Securities and Debentures requested to be registered shall be reduced in the following order until the principal amount of securities to be registered has been reduced to the maximum principal amount of securities specified by the managing underwriter in the Cutback Notice: first, the Company Securities and second, the Debentures in proportion to the respective principal amount of Debentures that each Holder has requested to be registered.

            (h) No Registration Demand relating to Debentures (other than a Takedown) may be made until the expiration of six months following the completion of the distribution of the securities registered under any Registration Statement that has been filed and has become effective pursuant to a prior Registration Demand relating to Debentures.

            (i) The Company shall not be obligated to file a Registration Statement relating to any Registration Demand (other than a Takedown) unless the requests by the Holders for such registration cover $30,000,000 or more aggregate principal amount of Debentures then outstanding.

            2.2. Piggyback Registration Rights. (a) If the Company proposes to file a Registration Statement with the SEC respecting an offering, whether primary or secondary, of any debt securities of the Company other than a Demand Registration, the Company shall give written notice to all the Holders of Debentures at least 30 days prior to the initial filing of the Registration Statement relating to such offering. Each Holder shall have the right, within 20 days after delivery of such notice, to request in writing that the Company include all or a portion of such Holder's Debentures in such Registration Statement ("Piggyback Registration Rights").

            (b) In the event that the proposed offering is an underwritten offering covering debt securities to be offered for the account of the Company, the provisions of this Section 2.2(b) shall be applicable if the managing underwriter delivers a Cutback Notice stating that, in its opinion, the aggregate principal amount of Company Securities and the principal amount of Debentures that the Holders have requested to be registered exceeds the maximum principal amount of securities specified by the managing underwriter in such Cutback Notice that may be distributed without adversely affecting the price, timing or distribution of the securities being distributed. If the managing underwriter delivers such Cutback Notice, the principal amount of Company Securities and Debentures requested to be registered shall be reduced in the following order until the principal amount of securities to be offered has been reduced to the maximum principal amount of securities specified by the managing underwriter in the Cutback Notice: first, the Debentures in proportion to the respective principal amount of Debentures that each Holder has requested to be registered and second, the Company Securities.

            (c) The provisions of this Section 2.2 shall not be applicable in connection with (i) a registration statement filed by the Company pursuant to
Section 2.1 or (ii) a transaction in which a registration statement is filed by the Company on Form S-4 or any successor forms.

            2.3. Company's Ability to Postpone Registration Rights. (a) The Company shall have the right to postpone the filing of any Registration Statement relating to a Demand Registration for a reasonable period of time not to exceed 90 days if: the President of the Company delivers to each Holder of a Debenture a certificate stating that it would be significantly disadvantageous to the Company to file such Registration Statement at such time; provided, however, that such 90-day period shall be deducted from the six-month interval allowed between Registration Demands pursuant to Section 2.1(h).

            (b) If at any time after the Company notifies the Holders of its intention to file a Registration Statement that would trigger Piggyback Registration Rights, the Board of Trustees of the Company in good faith shall determine for any reason not to effect such registration or to postpone such registration, the Company shall (i) in the case of a determination not to effect such registration, be relieved of its obligation to register any Debentures of Holders requesting inclusion in such registration, and (ii) in the case of a determination to postpone such registration, be permitted to postpone registering the Debentures of Holders requesting inclusion in such registration.

            (c) The Company shall as promptly as practicable notify the Holders of any postponement pursuant to this Section 2.3, specifying the reasons therefor.

            2.4. Holder Withdrawal Rights. The Company shall withdraw from registration any Debentures on request of a Holder thereof; provided that, in the case of a Registration Demand under Section 2.1, a Demand Registration shall be deemed to have been made for the purpose of the number of such Demands permitted to be made under Section 2.1(a) if the Company shall have incurred $25,000 in expenses relating to such Demand Registration at such time as such Holder makes such withdrawal. The Company shall not be obligated to maintain the effectiveness of any Registration Statement if, after any withdrawal of Debentures by a Holder, the principal amount of Debentures remaining subject to such Registration Statement is less than $30,000,000 aggregate principal amount of Debentures then outstanding, unless the Company is also registering securities on such Registration Statement for its own account.

            3. Registration Procedures.

            3.1. Covenants of the Company Applicable to All Registration Statements. This Section 3.1 applies to all Registration Statements filed by the Company and referred to in Section 2.1 or 2.2. The securities covered by each such Registration Statement are referred to as the "Registered Securities". Each underwriter, agent, selling broker, dealer manager or similar securities industry professional participating in any offering of the Registered Securities is referred to as an "underwriter" or "agent" and any agreement entered into with an underwriter or agent is referred to as an "underwriting or agency agreement". In connection with each such registration, the Company covenants with each Holder of Debentures participating in such offering (each, a "selling holder") and each underwriter or agent participating therein as follows:

            (a) The Company will notify the selling holders and the managing underwriter or agent, immediately, and confirm the notice in writing, (i) when the Registration

      Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the SEC, (iii) of any request by the SEC to amend the Registration Statement or amend or supplement the Prospectus or for additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Registered Securities for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes, (v) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registered Securities the representations and warranties of the Company contemplated by Section 3.1(i) cease to be true and correct and
      (vi) of the existence of any fact that results or may result in the Registration Statement, the Prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading.

            (b) The Company will use every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

            (c) The Company will afford the Representative(s) and the managing underwriters a reasonable opportunity to comment prior to its being filed with the SEC any Registration Statement, any amendment thereto, or any amendment of or supplement to the Prospectus (including amendments of the documents incorporated by reference into the Prospectus but excluding any periodic reports required to be filed with the SEC pursuant to the Exchange Act).

            (d) The Company will furnish to each selling holder and to the managing underwriter or agent, without charge, as many signed copies of the Registration Statement (as originally filed) and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith, including documents incorporated by reference into the Prospectus, and signed copies of all consents and certificates of experts, as such selling holder or the managing underwriter or agent may reasonably request, and will furnish to the managing underwriter, for each other underwriter participating in an underwritten offering, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits).

            (e) The Company will deliver to each selling holder and each underwriter or agent participating in such offering, without charge, as many copies of each preliminary prospectus as such selling holder or such underwriter or agent may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will deliver to each selling holder and each underwriter or agent participating in such offering, without charge, from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as supplemented or amended) as such selling holder or such underwriter or agent may reasonably request.

            (f) The Company will comply to the best of its ability with the Securities Act and the rules and regulations of the SEC thereunder, and the Exchange Act and the rules and regulations of the SEC thereunder so as to permit the completion of the distribution of the Registered Securities in accordance with the intended method or methods of distribution contemplated in the Prospectus. If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registered Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the selling holders, counsel for the underwriters or agents or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion any of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the rules and regulations of the

      SEC thereunder, the Company will promptly prepare and file with the SEC, subject to Section 3.1(c), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

            (g) The Company will use its best efforts, in cooperation with the selling holders or the underwriters or agents, as the case may be, to qualify the Registered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the selling holders or the managing underwriter or agents, as the case may be, may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Registered Securities have been qualified as above provided.

            (h) The Company will use its best efforts to effect the listing of the Registered Securities covered by a Registration Statement not then listed on each national securities exchange on which similar securities issued by the Company are then listed or, if no such securities are then listed, on any national securities exchange if, in either case, so requested by Whitehall with respect to the Debentures for so long as it is a holder of Debentures, or if requested by the managing underwriter.

            (i) The Company shall make such representations and warranties to the selling holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten public offerings.

            (j) On the effective date of the Registration Statement or, in the case of an underwritten offering, on the date of delivery of the Registered Securities sold pursuant thereto, the Company shall cause to be delivered to the selling holders and the underwriters or agents, if any, opinions of counsel for the Company with respect to, among other things, the due incorporation and good standing of the Company; the qualification of the Company to transact business as foreign corporation; the due authorization, execution and delivery of this Agreement; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the Debentures; the absence of material legal or governmental proceedings involving the Company; the absence of a breach by the Company of, or a default under, agreements binding the Company; the absence of governmental approvals required to be obtained in connection with the registration, offering and sale of the Debentures; the compliance as to form of the Registration Statement and any documents incorporated by reference therein with the requirements of the Securities Act; the effectiveness of such Registration Statement under the Securities Act; and a statement that, as of the date of the opinion and of the Registration Statement or most recent post-effective amendment thereto, as the case may be, nothing has come to the attention of such counsel which causes them to believe that either the Registration Statement or the Prospectus included therein, as then amended or supplemented, or the documents incorporate by reference therein (in the case of such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange Act), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading (it being understood that such counsel need express no opinion as to the financial statements and other financial data included therein or omitted therefrom).

            In the event that any broker-dealer registered under the Exchange Act shall be an "affiliate" of, or shall have a "conflict of interest" with, the Company (each such term as defined in Schedule E to the By-Laws of the National Association of Securities Dealers ("NASD")), and such broker-dealer shall underwrite debt securities of the Company or participate as a member of an underwriting syndicate or selling group or otherwise "assist in the distribution" (within the meaning of the Rules of Fair Practice and the By-Laws of the NASD) thereof, whether as a holder of such debt securities of the Company or as an underwriter, a placement or sales agent or a broker or dealer in respect of such debt securities or otherwise, the Company shall assist such broker-dealer, in complying with the requirements of such Rules and By-Laws, including, without limitation, by (1) if such Rules or By-Laws, including Schedule E thereto, shall so require, engaging a "qualified independent underwriter" (as defined in such Schedule) to participate in the preparation of the registration statement relating to such debt securities to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by the Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the maximum public offering price of such debt securities, (2) paying the fees and expenses of any such qualified independent underwriter and indemnifying the qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 3.4 hereof, and (3) providing to such broker-dealer such information concerning the Company and its affiliates, officers, directors, employees and securityholders as may be required in order for such broker-dealer to comply with the requirements of Schedule E to the NASD Bylaws and Section 44 of the Rules of Fair Practice.

            (k) Immediately prior to the effectiveness of the Registration Statement or, in the case of an underwritten offering, at the time of delivery of any Registered Securities sold pursuant thereto, the Company shall cause to be delivered to the selling holders and the underwriters or agents, if any, letters from the Company's independent public accountants stating that such accountants are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations of the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent public accountants delivered in connection with primary underwritten public offerings.

            (l) If the managing underwriter or agent so requests, the underwriting or agency agreement shall set forth in full the provisions hereof relating to covenants, registration expenses, lock-up agreements, indemnification and contribution contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.8 and 3.9, with such changes therein as may be agreed to by the managing underwriter or agent, the Company and the selling holders.

            (m) The Company shall deliver such documents and certificates as may be reasonably requested by any selling holder or the underwriters or agents, if any, to evidence compliance with Section 3.1(i) and with any customary conditions contained in the underwriting or agency agreement, if any.

            (n) The Company will make available for inspection by representatives of the selling holders and the underwriters or agents participating in such offering, any attorney or accountant retained by such selling holders or underwriters or agents and, with respect to any private placement of Debentures upon notice to the Company, prospective purchasers, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter or agent, attorney or accountant in connection with the preparation of the Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by each such person (by, among other things, if so requested by the Company, entering into a confidentiality agreement in form and substance satisfactory to the Company) unless such records, information or documents become part of the public domain through no fault of such person or unless disclosure thereof is required by court or administrative order or the SEC (including the federal securities law).

            (o) The Company will make generally available to its security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby (or 90 days if such period is a fiscal year), an earnings statement of the Company (in form complying with the provisions of Rule 158 under the rules and regulations of the SEC under the Securities Act), covering a period of 12 months beginning after the effective date of the Registration Statement but not later than the first day of the Company's fiscal quarter next following such effective date.

            (p) The Company will enter into such customary agreements, including a customary underwriting or agency agreement with the underwriters or agents, if any, and take all such other actions in connection with the offering in order to expedite or facilitate the disposition of the Registered Securities.

            (q) (i) Prior to or at the time the Registration Statement becomes effective, the Company will prepare and qualify a trust indenture relating to the Debentures (an "Indenture"), under the Trust Indenture Act of 1939. In the event that any modification or amendment to such Indenture is required by such Act or the rules and regulations thereunder or by the staff of the SEC in order so to qualify the Indenture, the Company shall without delay solicit consents of holders (as defined in such Indenture) in the manner and with the effect provided by such Indenture, pursuant to which such holders shall be asked to consent to such modifications or amendments, but only such modifications or amendments, as shall be so required. In connection with any such solicitation, the Company shall recommend that Holders of Debentures consent to such modifications or amendments. Notwithstanding the foregoing, in the event that such modifications or amendments may be effected without the consent of such Holders pursuant to the applicable provisions of the Indenture, the Company shall use its best efforts to effect such modifications or amendments without such consent.

            (ii) In the event that any such amendment or modification involves the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

            3.2. Covenants of the Selling Holders. (a) Each selling holder shall use its best efforts to furnish to the Company such information regarding the distribution of such Registered Securities as is customarily requested from selling holders in underwritten public offerings.

            (b) Each selling holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(a)(vi), such selling holder will forthwith discontinue the disposition of its Registered Securities pursuant to the Registration Statement until such selling holder's receipt of the copies of a supplemented or amended Prospectus contemplated by Section 3.1(f) and return of all copies of the old prospectus in the possession of such selling holder, or until it is advised in writing by the Company that the use of such Prospectus may be resumed. If the Company shall give any such notice, the Company shall extend the period of time during which the Company is required to keep the Registration Statement effective and usable by the number of days during the period from the date of receipt of such notice to the date when each selling holder of Registered Securities covered by such Registration Statement either receives the copies of a supplemented or amended Prospectus contemplated by Section 3.1(f) or is advised in writing by the Company that the use of such Prospectus may be resumed.

            (c) Each selling holder agrees to make customary representations and warranties to the Company and the underwriters or agents, if any, in form, substance and scope as are customarily made by selling holders in underwritten public offerings, but no selling holders, as such, shall be required to make any representation or warranty as to the accuracy or completeness of the Registration Statement (except as to written information furnished to the Company by such selling holder expressly for use therein).

            (d) Each selling holder agrees to provide the Company, upon receipt of its request, with such information about the selling holder to enable the Company to comply with the requirements of the Securities Act and to execute such certificates as the Company may reasonably request in connection with such information and otherwise to satisfy any requirements of law.

            3.3. Registration Expenses. (a) Except as otherwise provided in
Section 2.1, the Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement with respect to each registration pursuant to Section 2.1 or 2.2, including, without limitation:

            (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, any preliminary prospectuses and the Prospectus and any amendments or supplements thereto, and the cost of furnishing such copies thereof to the selling holders or the underwriters or agents as they may reasonably request, as the case may be;

            (ii) the preparation, printing and distribution of any underwriting or agency agreement, certificates representing the Registered Securities, any Blue Sky Survey and other documents relating to the performance of and compliance with this Agreement;

            (iii) the fees and disbursements of the Company's counsel and accountants and the reasonable fees and disbursements of one counsel retained by the selling holders pursuant to Section 3.3(b);

            (iv) the fees and disbursements of the underwriters or agents customarily paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained in connection with the

      Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any;

            (v) the qualification of the Registered Securities under applicable securities laws in accordance with Section 3.1(g) and any filing for review of the offering with the NASD, including filing fees and fees and disbursements of counsel for the selling holders and the underwriters or agents, as the case may be, in connection therewith, in connection with any Blue Sky Survey; and

            (vi) all fees and expenses incurred in connection with the listing, if any, of any of the Registered Securities on any securities exchange pursuant to Section 3.1(h).

            (b) In connection with the filing of each Registration Statement, the Company will reimburse the selling holders for the reasonable fees and disbursements of one firm of legal counsel, which shall be chosen by the Representative(s) and shall be reasonably satisfactory to the Company.

            (c) Each selling holder will pay and bear all costs and expenses incident to the delivery of the Registered Securities to be sold by it, including any transfer taxes payable upon the sale of such Registered Securities to the purchaser thereof and any underwriting discounts or commissions payable to underwriters or agents in connection therewith.

            3.4. Indemnification. (a) In connection with each registration pursuant to Section 2.1 or 2.2, the Company agrees to indemnify and hold harmless each selling holder, each underwriter or agent participating in such offering, and each person, if any, who controls any selling holder or any such underwriter or agent within the meaning of Section 15 of the Securities Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company, which shall not be unreasonably withheld; and

            (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by the selling holders and by the underwriters or agents), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that, with respect to any selling holder or any underwriter or agent, this indemnity does not apply to any loss, liability, claim, damage or expense to the extent (i) arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any such selling holder or underwriter or agent, respectively, expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or (ii) with respect to any preliminary prospectus, resulting from the fact that such selling holder or underwriter or agent sold Debentures to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented, in any case where such delivery is required by the Securities Act, if the Company had previously furnished copies thereof in sufficient quantity to such selling holder or underwriter or agent and the loss, liability, claim, damage or expense of such selling holder or underwriter or agent resulted from an untrue statement or omission of a material fact contained in a preliminary prospectus or Prospectus which was identified in writing at such time to such selling holder or underwriter or agent and corrected in the Prospectus or the Prospectus as then amended or supplemented.

            (b) Each selling holder agrees severally, and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed a Registration Statement, each underwriter or agent participating in such offering and the other selling holders, and each person, if any, who controls the Company, any such underwriter or agent and any other selling holder within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in
Section 3.4(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such selling holder expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

            (c) The obligations of the Company under Section 3.4(a) and of the selling holders under Section 3.4(b) to indemnify any underwriter or agent who participates in an offering (or any person, if any, controlling such underwriter or agent within the meaning of Section 15 of the Securities Act) shall be conditioned upon the underwriting or agency agreement with such underwriter or agent containing an agreement by such underwriter or agent to indemnify and hold harmless the Company, its directors, each of its officers who signed a Registration Statement, and each selling holder, and each person, if any, who controls the Company or any such selling holder within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 3.4(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such underwriter or agent expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

            (d) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve the indemnifying party from any liability it may have under this Agreement, except to the extent that the indemnifying party is materially prejudiced thereby. If it so elects, after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it (which counsel shall be reasonably satisfactory to the indemnified party), provided that the indemnified party shall be entitled to participate in the defense of such action with counsel chosen by it, the fees and expenses of which, subject to the next sentence, shall be paid by the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for (i) the Company, its officer, directors and controlling persons as a group, (ii) the selling holders and their controlling persons as a group and (iii) the underwriters or agents and their controlling persons as a group, in each case, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

            3.5. Contribution. (a) In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in this
Section 3 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the selling holders and the underwriters or agents shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company, the selling holders and one or more of the underwriters or agents, as incurred, in such proportions that (i) the underwriters or agents are responsible for that portion represented by the percentage that the underwriting discounts and commissions for the offering appearing on the cover page of the Prospectus (or, if not set forth on the cover page, that are applicable to the offering) bear to the initial public offering price appearing on the cover page (or, if not set forth on the cover page, that are applicable to the offering) and (ii) each of the selling holders and the Company is responsible for that proportion of the balance which is appropriate to reflect the relative fault of the Company and the selling holders, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and the selling holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the selling holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (b) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 3.5, each person, if any, who controls an underwriter or agent within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such underwriter or agent, and each director of the Company, each officer of the Company who signed a Registration Statement, and each person, if any, who controls the Company or a selling holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company or such selling holder, as the case may be.

            3.6. Representations, Warranties and Indemnities to Survive. The indemnity and contribution agreements contained in this Section 3 and the representations and warranties of the Company referred to in Section 3.1(i) shall remain operative and in full force and effect regardless of (i) any termination of any underwriting or agency agreement, (ii) any investigation made by or on behalf of the selling holders, the Company or any underwriter or agent or controlling person or (iii) the consummation of the sale or successive resales of the Registered Securities.

            3.7. Rule 144. The Company covenants that it will continue to file the reports required to be filed by it under the Exchange Act and the rules and regulations of the SEC thereunder and it will take such further action as any Holder of Debentures may reasonably request, all to the extent required from time to time to enable such Holder to sell Debentures without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time. Upon the request of any Holder of Debentures, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

            3.8. Participation in Underwritten Offerings. No Holder of Debentures may participate in any underwritten offering hereunder unless:

            (a) Such Holder executes a power of attorney appointing one or more (up to three) attorneys (each, a "Representative") designated by the selling holders proposing to sell a majority of the Debentures proposed to be sold by all selling holders. Each such Representative shall be authorized, on customary terms, to execute the underwriting agreement on behalf of each selling holder and to otherwise act for the selling holders in connection with the offering.

            (b) Such Holder directly through its Representative enters into an underwriting agreement with the Company, the other selling holders, any selling securityholders and the underwriters, which underwriting agreement shall comply with the provisions of this Section 3.

            (c) Such Holder executes all questionnaires and other documents required by the underwriting agreement to be executed by such Holder.

            3.9. Lock-Up Agreements. (a) The Company agrees that it will not, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any debt securities of the Company, in the case of any registration pursuant to Section 2.1, for a period of 90 days from the effective date of any Registration Statement.

            (b) Each Holder whose Debentures are covered by a Registration Statement filed pursuant to Section 2.1 or 2.2 agrees that it will not, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any debt securities of the Company (except such Debentures covered by such Registration Statement) for a period of 180 days from the effective date of any Registration Statement.

            (c) The lock-up agreements set forth in Sections 3.9(a) and 3.9(b) shall be subject to customary exceptions that may be contained in an underwriting agreement if any such registration involves an underwritten offering.


            4. Miscellaneous.

            4.1. No Inconsistent Agreements. The Company covenants and agrees that it shall not grant registration rights with respect to Registrable Securities or any other securities which would be inconsistent with the terms con tained in this Agreement.

            4.2. Specific Performance. The parties hereto acknowledge that there may be no adequate remedy at law if any party fails to perform any of its obligations hereunder and that each party may be irreparably harmed by any such failure, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement, in any court of the United States or any State thereof having jurisdiction.

            4.3. Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally or by courier, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows: If to the Company, to it at c/o Tishman Speyer Properties, L.P., 520 Madison Avenue, New York, New York 10022, Attention: Jerry I. Speyer; if to Whitehall, to it at 85 Broad Street, New York, New York 10004; and if to a Holder, to the address of such Holder set forth in the security register or other records of the Company, or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

            4.4. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. In the event that any transferee of any Holder of Debentures shall acquire Debentures, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a party hereto for all purposes and such Debentures shall be held subject to all of the terms of this Agreement, and by taking and holding such Debentures such transferee shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement. If the Company shall so request, any such successor, assign or transferee shall agree in writing to acquire and hold the Debentures subject to all of the terms hereof.

            4.5. Survival. The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any Holder of Debentures, any director, officer or partner of such Holder, any agent or underwriter or any director, officer or partner thereof, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Debentures pursuant to the Debenture Purchase Agreement and the transfer and registration of Debentures by such Holder.

            4.6. LAW GOVERNING. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            4.7. Headings. The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

            4.8. Amendments. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and the Holders of at least 75 percent in aggregate principal amount of the Debentures at the time outstanding. Each Holder of any Debentures at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 4.8, whether or not any notice, writing or marking indicating such amendment or waiver appears on such Debentures or is delivered to such Holder.

            4.9. Inspection. For so long as this Agreement shall be in effect, this Agreement and a complete list of the names and addresses of all the Holders of Debentures shall be made available for inspection and copying on any business day, on reasonable notice, by any holder of Debentures at the offices of the Company at the address thereof set forth in Section 4.3.

            4.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first written above.


                                        RCPI TRUST


                                         By:________________________________
                                            Name:
                                            Title:


                                         WHRC REAL ESTATE LIMITED PARTNERSHIP


                                         By: WHRC Gen-Par, Inc.,
                                             its General Partner


                                         By:_________________________________
                                            Name:
                                            Title:

                                    EXHIBIT D

                                 The Real Estate
                    (By New York City Block and Lot Numbers)

Parcel         A-1: Block 1265, Lots 1002-1005, 1023, 1024, 1028, 1031-1049,
               1054, 1058-1070, 1073, 1074, 1076, 1077, 1080, 1081, 1092 and
               1093
               (at 30 Rockefeller Plaza and 1250 Avenue of
               the Americas)
Parcel A-2:    Block 1265, Lot 50
               (610 Fifth Avenue and 620 Fifth Avenue)
Parcel A-3:    Block 1265 Lot 40
               (No street address)
Parcel A-4:    Block 1265 Lot 8040
               (No street address)
Parcel B:      Block 1266 Lot 1
               (1270 Avenue of the Americas, 50 Rockefeller
               Plaza and 630 Fifth Avenue)
Parcel C:      Block 1264 Lot 5
               (1230 Avenue of the Americas, 10 Rockefeller
               Plaza and 1 Rockefeller Plaza)
Parcel D:      Block 1265 Lot 71
               (1256 Avenue of the Americas)
Parcel E-1:    Block 1264 Part of Lot 30
               (600 Fifth Avenue)
Parcel E-2:    Block 1264 Part of Lot 30
               (600 Fifth Avenue)
Parcel E-3:    Block 1264 Part of Lot 30
               (600 Fifth Avenue)
Parcel F:      Block 1257 Lot 22

                                    EXHIBIT E

                             INTERCREDITOR AGREEMENT

            This Intercreditor Agreement is made as of _______________, 199_ (this "Agreement"), between [NAME OF LENDER], a ____________________ ("Lender"), and WHRC Real Estate Limited Partnership, a Delaware limited partnership ("Whitehall").

                                   WITNESSETH:

            WHEREAS, RCPI Trust, a Delaware business trust (the "Company"), and the Lender have entered into a Loan Agreement dated as of the date hereof (the "Loan Agreement"), pursuant to which the Lender has agreed to make a loan to the Company in the aggregate principal amount of $___________, such loan to be evidenced by one or more notes (as amended or replaced pursuant to the terms of the Loan Agreement, the "Notes") bearing interest at the rate provided for in the Loan Agreement, including during continuance of an Event of Default thereunder a rate __% per annum in excess of the rate otherwise applicable (interest during an Event of Default to the extent it exceeds the rate otherwise applicable being hereinafter referred to as "Default Interest"); and

            WHEREAS, the Company and Debenture Holders have entered into an Amended and Restated Debenture Purchase Agreement dated as of July 17, 1996 (as amended or replaced pursuant to its terms (and the terms of that certain Agreement, dated as of July 17, 1996, between the Company and Whitehall), (the "Debenture Purchase Agreement"), pursuant to which Whitehall (together with its successors and assigns, the "Debenture Holders") purchased $75,000,000 aggregate principal amount of the Company's 14% Debentures (as amended or replaced pursuant to the terms of the Debenture Purchase Agreement, the "Debentures"); and

            WHEREAS, for value received and in connection with the transactions contemplated by the Loan Agreement and the Debenture Purchase Agreement, the parties hereto desire to enter into this Agreement to determine the priority, as between the Lender and the Debenture Holders, of the Notes and the Debentures;

            NOW, THEREFORE, the Lender and the Debenture Holders hereby agree as follows:

            1. Definitions. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Debenture Purchase Agreement. All references herein to "interest" on the Notes (other than Default Interest) shall include interest (other than Default Interest) accruing (a) at the rate otherwise applicable to the Notes subsequent to the occurrence of an Event of Default, whether or not the claim for such interest is allowed or allowable under the Bankruptcy Code (as defined in Section 7.01(d) of the Debenture Purchase Agreement) or any similar law and (b) at the rate otherwise applicable to the Notes on overdue principal or interest (other than Default Interest). "Allowable Amounts" means amounts owing to the Lender under Section ______ of the Loan Agreement, but only in the event that such amounts represent reimbursement or indemnification for costs, expenses, taxes, losses, liabilities, claims or damages incurred in respect of acts or omissions by the Lender that are beneficial to the Debenture Holders. Solely for the purpose of this Agreement and notwithstanding any provision of the Loan Agreement or the Debenture Purchase Agreement to the contrary, (x) payments received by the Lender shall be deemed applied (unless otherwise designated by order of a court in the bankruptcy of the Company) first to Allowable Amounts, then to interest (other than Default Interest) on the Notes and then to principal of and premium, if any, on the Notes and (y) payments received by the Debenture Holders shall be deemed applied (unless otherwise designated by order of a court in the bankruptcy of the Company) first to Allowable Expenses, then to interest on the Debentures and then to principal of and premium, if any, on the Debentures. "Allowable Expenses" means amounts owing to Whitehall and the Debenture Holders under Section 9.04 of the Debenture Purchase Agreement, but only in the event that such amounts represent reimbursement or indemnification for costs, expenses, taxes, losses, liabilities, claims or damages incurred in respect of acts or omissions by Whitehall or any Debenture Holder that are beneficial to the Lender.

            2. Subordination. Notwithstanding any provision to the contrary in the Debenture Purchase Agreement or the Debentures, Whitehall and each Debenture Holder agree by accepting or having accepted a Debenture that all principal of, premium, if any, and interest on the Debentures shall be subordinate and junior in right of payment to all principal of, premium, if any, and interest (other than Default Interest) on the Notes and all Allowable Amounts, to the extent set forth below.

            a. Priority in Certain Proceedings. In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its assets, or (ii) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, or any similar event or proceeding relating to the Company or its assets, then and in any such event the Lender shall be entitled to receive payment in full of all principal of, premium, if any, and interest (other than Default Interest) on the Notes and all Allowable Amounts before any amounts shall be paid to Debenture Holders on account of the Debentures, and to that end, the Lender shall be entitled to receive, for application to the payment of the Notes held by it (other than payment of Default Interest), any payment or distribution of any kind or character, whether in cash, property or securities which may be payable or deliverable in respect of the Debentures in any such case, proceeding, dissolution, liquidation or other winding up or event, pro-rata on the basis of the principal amount of the Notes then outstanding.

            b. Events of Default Under the Senior Loan Agreement. In the event and during the continuation of any Event of Default under the Loan Agreement, no direct or indirect payments shall be made to the Debenture Holders on account of the Debentures and all payments owing by the Company on account of any of the Debentures shall be paid instead to the Note Holders until all amounts then due (including by reason of acceleration) in respect of principal of, premium, if any, and interest (other than Default Interest) on the Notes and all Allowable Amounts shall have been paid in full.

            3. Payment to the Note Holders of Certain Amounts Received by the Debenture Holders. In the event that, notwithstanding the foregoing, any distribution of assets by the Company or payment by or on behalf of the Company of any kind or character, whether in cash, securities or other property, to which the Debenture Holders would be entitled but for the provisions of this Agreement, shall be received by the Debenture Holders before all amounts due in respect of principal of, premium, if any, and interest (other than Default Interest) on the Notes and all Allowable Amounts shall have been paid in full, such distribution or payment shall be held in trust for the benefit of, and shall, immediately upon receipt thereof, be paid over or delivered to the Lender for application to the payment of Notes (other than payment of

Default Interest) pro-rata on the basis of the principal amount of the Notes then outstanding.

            For purposes of this Agreement, a payment in respect of the Debentures shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Notes to substantially the same extent as the Debentures are so subordinated as provided in this Agreement. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Section 6.04 of the Debenture Purchase Agreement shall not be deemed a dissolution, liquidation or other winding up or event for the purposes of Section 2a. of this Agreement if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Section
6.04 of the Debenture Purchase Agreement.

            The failure to make any payment on the Debentures by reason of the provisions of this Agreement shall not be construed as preventing the occurrence of an Event of Default (as defined in the Debenture Purchase Agreement) with respect to the Debentures arising from any such failure to make payment.

            4. Authorizations to the Note Holders. The Debenture Holders (x) irrevocably authorize and empower (without imposing any obligation on) the Lender to demand, sue for, collect, receive and receipt for all payments and distributions in respect to the Debentures which are required to be paid or delivered to the Lender as provided in this Agreement, and to file and prove all claims therefor and take all such other action, in the name of the Debenture Holders or otherwise, as the Lender may determine to be necessary or appropriate for the enforcement of this Agreement; and (y) agree to execute and deliver to the Lender all such further instruments confirming the above authorization, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and to take all such other action, as may be requested by the Lender in order to enable the Lender to enforce all claims upon or in respect of the Debentures.

            5. No Waiver. No right of the Lender to enforce the provisions contained herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by the Lender or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, the Loan Agreement, the Notes, the Debenture Purchase Agreement or the Debentures, regardless of any knowledge thereof which the Lender may have or be otherwise charged with.

            6. Subrogation. Subject to the payment in full of all amounts due in respect of all Notes (other than Default Interest), the Debenture Holders shall be subrogated to the rights of the Lender to receive distribution of assets of the Company, or payments by or on behalf of the Company, made on the Notes, until the obligations under the Debentures shall be fully satisfied.

            7. Benefit of This Agreement. This Agreement is intended solely to define the relative rights of the Lender and the Debenture Holders and the Company and their respective successors and assigns. Nothing contained in this Agreement is intended to or shall impair, as between the Company and the Debenture Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Debenture Holders all amounts due or to become due on or in respect of the Debentures as and when the same shall become due and payable in accordance with the terms thereof, or is intended to or shall affect the relative rights of the Debenture Holders and creditors of the Company other than the Lender.

            8. Further Assurances. The Debenture Holders, at their own cost, will take all such further actions, including entering into additional agreements, giving notices to offerees of the Debentures in any public or private offering and taking such further action as the Lender may reasonably request in order more fully to carry out the intent and purpose of this Agreement.

            9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            10. Amendment, Termination and Assignment. This Agreement may not be amended, modified or terminated without the prior written consent of the Lender. The Lender may assign, sell or transfer any of the Notes from time to time in accordance with the terms of the Loan Agreement, and any such assignee, purchaser, transferee or holder of a Note shall be entitled to all of the rights of the Lender hereunder with respect to the Notes so assigned, sold or otherwise transferred.

            11. Agent or Trustee. Any payment to the Lender provided for herein may be made to any duly authorized agent or trustee on its behalf, and any actions provided for herein to be taken by the Lender may be taken by any duly authorized agent or trustee acting on its behalf.

            12. No Partnership. Nothing contained in this Agreement, and no action taken by any party pursuant hereto, is intended to constitute or shall be deemed to constitute two or more parties hereto a partnership, association, joint venture or other common entity.

            13. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute a single agreement. This Agreement shall become effective only upon the execution and delivery of the Loan Agreement and the closing of the transactions contemplated thereby.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                                        [NAME OF LENDER]


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        WHRC Real Estate Limited Partnership


                                        By: WHRC Gen-Par, Inc.


                                                By:_____________________________
                                                   Name:
                                                   Title:

The Company hereby acknowledges and accepts notice of the foregoing Intercreditor Agreement and agrees to recognize the rights of the Lender provided therein and to make payments as provided therein.

RCPI Trust


By:_________________________
   Name:
   Title:

                                    EXHIBIT F

                                    AGREEMENT

            This AGREEMENT, dated as of July __, 1996 (this "Agreement") is entered into by and between RCPI Trust, a Delaware business trust (the "Company"), and WHRC Real Estate Limited Partnership, a Delaware limited partnership ("Whitehall").

            WHEREAS, the Company and Whitehall have entered into that certain Amended and Restated Debenture Purchase Agreement, dated as of the date hereof (the "Debenture Purchase Agreement"). Capitalized terms used herein but not defined herein shall have the meaning assigned to them in the Debenture Purchase Agreement; and

            WHEREAS, it is a condition to the execution and delivery of the Debenture Purchase Agreement that the Company and Whitehall enter into this Agreement;

            NOW THEREFORE, to induce Whitehall to enter into the Debenture Purchase Agreement and for other valuable considerations the receipt and sufficiency of which is hereby acknowledged, the Company and Whitehall hereby agree as follows:

            1. Resale of Debentures. The Company, upon the request of Whitehall from time to time, will exchange the Debentures for any other evidences of indebtedness or debt securities, whether notes, debentures or otherwise (the "New Debt"), and shall enter into any such agreements, whether in the form of an amendment hereto, an indenture, a debenture purchase agreement or otherwise (the "New Documents"), as shall be deemed necessary or desirable by Whitehall in connection with the resale of the Debentures, whether as a private placement, a registered public offering or otherwise, provided only that the aggregate principal amount of the New Debt shall be equal to the unpaid principal amount of the Debentures at the time of exchange and the business terms (including aggregate interest) of the New Documents shall be substantially the same as the business terms (including affirmative and negative covenants) contained in the Debenture Purchase Agreement. Notwithstanding the foregoing, it is understood by the parties that (a) the New Debt shall be in such denominations and tranches and have such other features (including, without limitation, intercreditor and/or priority arrangements among tranches) as may be deemed appropriate by Whitehall, (b) the New Documents will contain additional terms and provisions governing the voting rights of the holders of the New Debt (to be on a majority basis except for the requirement of unanimous approval of the holders of New Debt for waivers or amendments in respect of any provision relating to any change to the stated maturity of the principal of, or any installment of interest on, any New Debt, any reduction to the principal amount of (or the premium) or rate of interest on, any New Debt and any other provisions customarily so treated), (c) the New Documents will contain such additional terms and provisions as are customarily contained in such documents governing the issuance of debt including provisions governing the rights of indenture trustees and/or administrative agents and bank set-off and sharing provisions, as applicable, (d) the New Documents will contain such other additional terms and provisions as are reasonably requested by Whitehall in order to effectuate the resale of the Debentures and such other additions hereto or variations herefrom as are requested by any rating agency rating the New Debt, including, without limitation, requiring accrual of payments that are due in escrow or trust accounts, except to the extent otherwise prohibited by the 1985 Indenture and except that no such escrow shall be required in respect of regularly scheduled payments on account of the Debentures and (e) the New Documents will be in such form and will contain such terms and provisions as are necessary to comply with all applicable securities laws, including, in the case of an indenture, the Trust Indenture Act of 1939, as amended. In furtherance of the foregoing, the Company will provide Whitehall with all such documents and information, financial or otherwise, assist in all such due diligence and do such other things and enter into such other agreements as are reasonably necessary to resell the Debentures and carry out the intent of this Agreement.

            2. Payment of Expenses. The Company hereby agrees to pay all reasonable out-of-pocket costs and expenses of Whitehall and Whitehall Street V in connection with the exchange of the Debentures for the New Debt and the negotiation, preparation, execution and delivery of any New Documents as contemplated by Section 1 above (including, without limitation, the fees and expenses of Sullivan & Cromwell and any indenture trustee, administrative agent or like parties in respect of the New Debt, and the resale of the New Debt and the reasonable travel expenses of employees of Whitehall and Whitehall Street V.

            3. Liens. In the event the Debentures are secured equally and ratably with other pari passu Indebtedness pursuant to Section 6.02 of the Debenture Purchase Agreement, so long as Whitehall is the registered Holder of any of the Debentures, Whitehall shall be granted such rights to actively administer the security arrangements (e.g., the mortgage) that are at least equal to any other holder of Indebtedness that ranks pari passu with the Debentures.

            4. Offer to Purchase. Whitehall hereby agrees that so long as Whitehall is the registered Holder of all of the outstanding Debentures, (i) the Expiration Date of any Offer to Purchase made pursuant to the Debenture Purchase Agreement shall be not less than fifteen (15) days or more than 60 days after the date of such Offer and (ii) the Company shall not be required to provide to Whitehall the information referred to in the third sentence of the definition of Offer to Purchase set forth in the Debenture Purchase Agreement.

            5. Limitation on Restricted Payments. Whitehall hereby agrees that so long as Whitehall is the registered Holder of all of the outstanding Debentures, the Company shall not be required to deliver the certificate referred to in the last sentence of the first paragraph of Section 6.08 of the Debenture Purchase Agreement.

            6. Release of Collateral. The Company hereby agrees that so long as Whitehall is the registered Holder of any of the Debentures, the Company shall not and shall not permit the release of any collateral which may at any time secure the Debentures without Whitehall's prior written consent unless such release is made pursuant to the express terms of the documents governing the collateral relating to a partial release of collateral.

            7. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

            8. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            9. Governing Law; Submission to Jurisdiction; Venue.

            (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Nothing herein shall affect the right of Whitehall to commence legal proceedings or to otherwise proceed against the Company in any other jurisdiction.

            (b) The Company hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            (c) THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

            10. Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

            11. Benefit of this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and any registered Holder of a Debenture that is an Affiliate of Whitehall V or Goldman, Sachs & Co. (a "Future Beneficiary"), it being agreed that any other registered Holder of a Debenture shall have no rights or obligations under this Agreement and no right to enforce this Agreement and it being further agreed that the Company may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Whitehall and/or any Future Beneficiary.

            IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                                        RCPI TRUST


                                         By:____________________________
                                            Name:
                                            Title:


                                         WHRC REAL ESTATE LIMITED PARTNERSHIP


                                         By:____________________________
                                            Name:
                                            Title:

                                    EXHIBIT G

                 EXAMPLES OF THE APPLICATION OF SECTION 6.01(ix)

Example 1:

Step    #1 The Company has $170,000,000 of Senior Debt outstanding.

Step #2 The Company then uses $90,000,000 of Net Available Proceeds to repay Senior Debt.

Step #3 The Company may Incur up to an additional $20,000,000 of Senior Debt provided the proceeds are used to improve the Company's Assets.

Example 2:

Step    #1 The Company has $130,000,000 of Senior Debt outstanding.

Step #2 The Company then uses $50,000,000 of Net Available Proceeds to repay Senior Debt, leaving a balance of $80,000,000.

Step #3 The Company Incurs an additional $40.000,000 of Senior Debt which is deemed not to be a reIncurrence of the Senior Debt paid in Step #2 resulting in a balance of $120,000,000.

Step #4 The Company may not at this point Incur additional Senior Debt because it has over $100,000,000 of Senior Debt outstanding.

Step #5 The Company uses $30,000,000 of Net Available Proceeds to repay Senior Debt, leaving a balance of $90,000,000.

Step #6 At this point the Company may Incur an additional $10,000,000 of Senior Debt provided the proceeds are used to improve the Company's assets.